                                                                   EXHIBIT 10.6




               SUBORDINATE LOAN AND WARRANT PURCHASE AGREEMENT

                                   BETWEEN

                      STRATFORD CAPITAL PARTNERS, L.P.

                                     AND

                              E HOLDINGS, INC.

                               October 8, 1996

                                TABLE OF CONTENTS

ARTICLE I TERMS DEFINED..............................................................................    1

         SECTION 1.1.        Definitions.............................................................    1
         SECTION 1.2.        Accounting Terms and Determinations.....................................   20
         SECTION 1.3.        Gender and Number.......................................................   20
         SECTION 1.4.        References to Agreement.................................................   20
         SECTION 1.5.        Terms Defined in the UCC................................................   20

ARTICLE II LOAN COMMITMENT...........................................................................   20

         SECTION 2.1.        Commitment..............................................................   20
         SECTION 2.2.        Note....................................................................   20
         SECTION 2.3.        Interest Rate and Interest Payments.....................................   20
         SECTION 2.4.        Maturity Date...........................................................   21
         SECTION 2.5.        Optional Prepayments....................................................   21
         SECTION 2.6.        Mandatory Prepayment....................................................   21
         SECTION 2.7.        Use of Proceeds of Loan.................................................   22
         SECTION 2.8.        Commitment Fee..........................................................   22
         SECTION 2.9.        Time and Place of Payment...............................................   22
         SECTION 2.10.       Application of Payments After Default...................................   22
         SECTION 2.11.       Computation of Interest.................................................   22
         SECTION 2.12.       Taxes...................................................................   23
         SECTION 2.13.       Ratable Payments........................................................   23

ARTICLE III CONDITIONS PRECEDENT.....................................................................   23

         SECTION 3.1.        Documents, Certificates and Opinions....................................   23
         SECTION 3.2.        No Default..............................................................   25
         SECTION 3.3.        Representations and Warranties..........................................   25
         SECTION 3.4.        Covenants, Agreements and Conditions....................................   25
         SECTION 3.5.        No Material Adverse Change..............................................   25
         SECTION 3.6.        Legal Matters...........................................................   25
         SECTION 3.7.        Consents................................................................   25

ARTICLE IV REPRESENTATIONS AND WARRANTIES............................................................   25

         SECTION 4.1.        Corporate Existence and Power...........................................   26
         SECTION 4.2.        Corporate and Governmental Authorization................................   26
         SECTION 4.3.        Binding Effect..........................................................   26
         SECTION 4.4.        Capitalization..........................................................   26
         SECTION 4.5.        Compliance with Other Instruments.......................................   27
         SECTION 4.6.        Valid Issuance of the Securities........................................   27
         SECTION 4.7.        Financial Information...................................................   27
         SECTION 4.8.        Material Agreements.....................................................   29
         SECTION 4.9.        Ancillary Agreements....................................................   29
         SECTION 4.10.       Investments.............................................................   29
         SECTION 4.11.       Outstanding Debt........................................................   29

         SECTION 4.12.       Transactions with Affiliates............................................   29
         SECTION 4.13.       Employment Matters......................................................   30
         SECTION 4.14.       Operating Leases; Real Property Leases..................................   30
         SECTION 4.15.       Litigation..............................................................   30
         SECTION 4.16.       Employee Benefit Plans and Arrangements; ERISA..........................   30
         SECTION 4.17.       Taxes and Filing of Tax Returns.........................................   31
         SECTION 4.18.       Ownership of Properties; Liens..........................................   31
         SECTION 4.19.       Licenses, Permits, Etc..................................................   31
         SECTION 4.20.       Labor Relations.........................................................   32
         SECTION 4.21.       Corporate Name..........................................................   32
         SECTION 4.22.       Proprietary Rights......................................................   32
         SECTION 4.23.       Compliance with Law.....................................................   33
         SECTION 4.24.       Environmental Matters...................................................   33
         SECTION 4.25.       Burdensome Obligations..................................................   34
         SECTION 4.26.       Fiscal Year.............................................................   34
         SECTION 4.27.       No Default..............................................................   34
         SECTION 4.28.       Distributions...........................................................   34
         SECTION 4.29.       Insurance...............................................................   34
         SECTION 4.30.       Government Regulation...................................................   34
         SECTION 4.31.       Casualties..............................................................   34
         SECTION 4.32.       Investment Company Act..................................................   35
         SECTION 4.33.       Securities Laws.........................................................   35
         SECTION 4.34.       Small Business Concern..................................................   35
         SECTION 4.35.       Full Disclosure.........................................................   35

ARTICLE V REPRESENTATIONS AND WARRANTIES OF STRATFORD................................................   35

         SECTION 5.1.        Due Authorization; No Conflicts.........................................   35
         SECTION 5.2.        Securities Representations..............................................   35

ARTICLE VI  AFFIRMATIVE COVENANTS....................................................................   36

         SECTION 6.1.        Information.............................................................   36
         SECTION 6.2.        Right of Inspection.....................................................   37
         SECTION 6.3.        Maintenance of Insurance................................................   37
         SECTION 6.4.        Payment of Taxes and Claims.............................................   38
         SECTION 6.5.        Compliance with Laws and Documents......................................   38
         SECTION 6.6.        Operation of Properties and Equipment...................................   38
         SECTION 6.7.        Preservation of Corporate Existence, Etc................................   38
         SECTION 6.8.        Additional Documents....................................................   38
         SECTION 6.9.        Performance of Obligations..............................................   38
         SECTION 6.10.       ERISA...................................................................   39
         SECTION 6.11.       Election as Director; Directors Meetings................................   39
         SECTION 6.12.       Maintenance of Books and Records........................................   39
         SECTION 6.13.       Environmental Compliance................................................   39



                                     -ii-
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
ARTICLE VII NEGATIVE COVENANTS.......................................................................   40

         SECTION 7.1.        Distributions by the Company............................................   40
         SECTION 7.2.        Incurrence of Debt......................................................   40
         SECTION 7.3.        Change in Corporate Structure; Sale of Assets...........................   40
         SECTION 7.4.        Acquisition of Another Business.........................................   40
         SECTION 7.5.        Investments.............................................................   40
         SECTION 7.6.        Transactions with Affiliates............................................   41
         SECTION 7.7.        Liquidation and Dissolution.............................................   41
         SECTION 7.8.        Capital Expenditures....................................................   41
         SECTION 7.9.        Liens...................................................................   41
         SECTION 7.10.       Modification of Capitalization Documents and Ancillary Agreements.......   41
         SECTION 7.11.       Use of Proceeds.........................................................   41
         SECTION 7.12.       Lease Obligations.......................................................   41
         SECTION 7.13.       Executive Compensation..................................................   42
         SECTION 7.14.       Payment of Subordinate Obligations......................................   42
         SECTION 7.15.       Contingent Obligations..................................................   42

ARTICLE VIII FINANCIAL COVENANTS.....................................................................   43

         SECTION 8.1.        Total Capitalization....................................................   43
         SECTION 8.2.        Interest Coverage Ratio.................................................   43
         SECTION 8.3.        Consolidated Debt Service Coverage Ratio................................   43
         SECTION 8.4.        Consolidated Total Liabilities to Consolidated Net Worth................   43
         SECTION 8.5.        Government Required Ratios..............................................   44
         SECTION 8.6.        Enrollment..............................................................   44
         SECTION 8.7.        Government Default Rate.................................................   44

ARTICLE IX WARRANTS..................................................................................   44

         SECTION 9.1.        Issuance and Sale.......................................................   44
         SECTION 9.2.        Exercise of Warrants....................................................   44
         SECTION 9.3.        Adjustment of Warrant Exercise Price and Number of Warrant
                             Shares Purchasable......................................................   45
         SECTION 9.4.        Notices to Warrant Holders..............................................   48
         SECTION 9.5.        Put Rights..............................................................   49
         SECTION 9.6.        Reservation and Issuance of Warrant Shares..............................   50
         SECTION 9.7.        Restrictions on Transfer................................................   50
         SECTION 9.8.        Registration, Transfer and Exchange of Certificates.....................   50
         SECTION 9.9.        Mutilated or Missing Warrant Certificates...............................   51

ARTICLE X REGISTRATION RIGHTS........................................................................   51

         SECTION 10.1.       Demand Registration.....................................................   51
         SECTION 10.2.       Piggyback Registration..................................................   54
         SECTION 10.3.       Registration Procedures.................................................   55

         SECTION 10.4.       Underwritten Offerings..................................................   58
         SECTION 10.5.       Preparation; Reasonable Investigation...................................   58
         SECTION 10.6.       Indemnification.........................................................   59
         SECTION 10.7.       Reporting Requirements Under Securities Exchange Act of 1934............   61
         SECTION 10.8.       Shareholder Information.................................................   62
         SECTION 10.9.       Forms...................................................................   62

ARTICLE XI DEFAULTS..................................................................................   62

         SECTION 11.1.       Events of Default.......................................................   62

ARTICLE XII SUBORDINATION............................................................................   64


ARTICLE XIII MISCELLANEOUS...........................................................................   65

         SECTION 13.1.       Notices.................................................................   65
         SECTION 13.2.       No Waivers..............................................................   65
         SECTION 13.3.       Expenses; Indemnification...............................................   65
         SECTION 13.4.       Modification of Agreement; Sale of Interest.............................   66
         SECTION 13.5.       Survival................................................................   66
         SECTION 13.6.       Limitation on Interest..................................................   66
         SECTION 13.7.       Fair Market Value of Note and Warrants..................................   67
         SECTION 13.8.       Invalid Provisions......................................................   67
         SECTION 13.9.       Successors and Assigns..................................................   67
         SECTION 13.10.      Governing Law...........................................................   68
         SECTION 13.11.      Counterparts; Effectiveness.............................................   68
         SECTION 13.12.      No Third Party Beneficiaries............................................   69
         SECTION 13.13.      FINAL AGREEMENT.........................................................   69
         SECTION 13.14.      WAIVER OF JURY TRIAL....................................................   69
         SECTION 13.15.      CONSENT TO JURISDICTION/VENUE...........................................   69




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                                   EXHIBITS

Exhibit A.......................................................................Form of Subordinate Promissory Note
Exhibit B.............................................................................Form of Subsidiary Guarantees
Exhibit C...............................................................................Form of Warrant Certificate
Exhibit D...............................................................Form of Assignment and Assumption Agreement

                                                     SCHEDULES

Schedule 1.1..................................................................................Permitted Investments
Schedule 1.2............................................................................................Projections
Schedule 4.1.................................................................................Foreign Qualifications
Schedule 4.4.........................................................................................Capitalization
Schedule 4.5......................................................................Compliance With Other Instruments
Schedule 4.7...................................................................................Financial Statements
Schedule 4.8....................................................................................Material Agreements
Schedule 4.11......................................................................................Outstanding Debt
Schedule 4.12..........................................................................Transactions With Affiliates
Schedule 4.13....................................................................................Employment Matters
Schedule 4.14......................................................................................Operating Leases
Schedule 4.15............................................................................................Litigation
Schedule 4.16.................................................................................................ERISA
Schedule 4.18.................................................................................................Liens
Schedule 4.19..................................................................................Licenses and Permits
Schedule 4.20.......................................................................................Labor Relations
Schedule 4.22....................................................................................Proprietary Rights
Schedule 4.24.................................................................................Environmental Matters
Schedule 4.28..........................................................................................Distribution
Schedule 4.29.............................................................................................Insurance
Schedule 7.6...........................................................................Transactions with Affiliates
Schedule 7.13.......................................................................................Management Fees
Schedule 7.15................................................................................Contingent Obligations

                 SUBORDINATE LOAN AND WARRANT PURCHASE AGREEMENT

         THIS SUBORDINATE LOAN AND WARRANT PURCHASE AGREEMENT is entered into this 8th day of October, 1996, by and between Stratford Capital Partners, L.P., a Texas limited partnership ("Stratford"), and E Holdings, Inc., a Georgia corporation (the "Company").

                                 WITNESSETH:

         WHEREAS, the Company has requested that Stratford make a subordinate loan to the Company in the amount of $7,000,000 for the purposes set forth herein; and

         WHEREAS, Stratford has agreed to make such loan on the terms and conditions herein contained; and

         WHEREAS, the Company desires to issue and sell to Stratford certain stock purchase warrants; and

         WHEREAS, Stratford has agreed to purchase the stock purchase warrants on the terms and conditions herein contained.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                  ARTICLE I

                                TERMS DEFINED

         SECTION 1.1. Definitions. The following terms, as used herein, have the following meanings:

         "Agreement" means this Subordinate Loan and Warrant Purchase Agreement.

         "Affiliate" means, as to any Person, any Subsidiary of such Person, or any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person and, with respect to the Company, (a) any executive officer or director of the Company or any of its Subsidiaries and any Person who holds five percent (5%) or more of the voting stock of the Company or any of its Subsidiaries, and (b) any Person controlled by Steve Bostic or any Related Party with respect to Steve Bostic. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or partnership interests, or by contract or otherwise. Stratford shall not be an Affiliate of the Company for purposes of this Agreement.

         "ACIL" means American College in London, Ltd., a District of Columbia corporation.

         "ACIL-UK" means The American College in London, Ltd., a United Kingdom corporation.

         "AEMEC" means American European Middle East Co., a Georgia limited liability company.

         "American European" means American-European Corporation, a Georgia corporation.

         "American European Acquisition" means the purchase by Edutrek from Thomas J. Barnette and Phillip J. Markert and the sale by Thomas J. Barnette and Phillip J. Markert of shares of stock of American European and ACIL and limited liability company equity interests of AEMEC pursuant to the American European Stock Purchase Agreement.

         "American European Acquisition Documents" means the American European Stock Purchase Agreement, and all other documents, instruments or agreements now or hereafter executed by or among the Company, any of its Subsidiaries, Thomas
J. Barnette, Phillip J. Markert or any of their Affiliates pertaining to the American European Acquisition.

         "American European Stock Purchase Agreement" means that certain Stock Purchase Agreement dated as of July 25, 1996, as amended on August 30, 1996 and on October 8, 1996, among Edutrek, Thomas J. Barnette and Philip J. Markert.

         "Ancillary Agreements" means the American European Acquisition Documents, the Senior Loan Documents and the Sponsor Investment Documents.

         "Annualized" means, with respect to the results of operations of any Person for a period of less than twelve months, such results of operations for such Person for such period multiplied times a fraction, the numerator of which is 12, and the denominator of which is the number of the months in such period.

         "Applicable Environmental Law and Laws" means and includes the collective aggregate of the following: Any law, statute, ordinance, rule, regulation, order or determination of any Governmental Authority, or any restrictive covenant or deed restriction (recorded or otherwise) affecting any asset (whether owned or leased) or operation of the Company pertaining to health, safety or the environment, including, without limitation, all applicable zoning ordinances and building codes, flood disaster laws and health, safety and environmental laws, and further including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 as amended; the Resource Conservation and Recovery Act of 1976 as amended; the Superfund Amendments and Reauthorization Act of 1986 as amended; the Occupational Safety and Health Act; the Toxic Substances Control Act of 1976 as amended; and any federal, state or municipal laws, ordinances, regulations or common law which may now or hereafter require removal of asbestos, underground storage tanks and their contamination, or other hazardous wastes or substances from any asset (whether owned or leased) or operation of the Company.

         "Appraisal Procedure" means the following procedure for determining the Market Value of the Common Stock: (a) upon receipt by the Company of a Put Notice, the Company and the Exercising Warrant Holder shall attempt to agree on a mutually acceptable Qualified Appraiser to value the Common Stock, and if such parties agree on a Qualified Appraiser within ten (10) days following the receipt of the Put Notice, such Qualified Appraiser shall, on or before twenty
(20) days following the date it is appointed, determine the Market Value of the Common Stock, and such determination shall be binding upon the Company and the Exercising Warrant Holder; (b) in the event the Company and the Exercising Warrant Holder are unable to agree upon a mutually acceptable Qualified Appraiser within ten (10) days following receipt of the Put Notice, on the expiration of such ten (10) day period, the Company and the Exercising

Warrant Holder shall each appoint a Qualified Appraiser to value the Common Stock. Within twenty (20) days following the date they are appointed, the Qualified Appraisers appointed by the Company and the Exercising Warrant Holder shall determine the Market Value of the Common Stock. In the event the values determined by the Company's Qualified Appraiser and the Exercising Warrant Holder's Qualified Appraiser are within five percent (5%) of each other, the Market Value for purposes of this agreement shall be the average of the values determined by such appraisers and such determination shall be binding upon the Company and the Exercising Warrant Holder. In the event such values differ by five percent (5%) or more, such appraisers shall in turn promptly appoint a third Qualified Appraiser who shall, within twenty (20) days following the date it is appointed, determine the Market Value of the Common Stock. The value which is the average of the lowest and the highest of the values determined by the three Qualified Appraisers shall be the Market Value of the Common Stock for purposes of this Agreement and shall be binding upon the Company and the Exercising Warrant Holder. In the event either the Company or the Exercising Warrant Holder fails to timely appoint a Qualified Appraiser, such failing party will be deemed to have waived its rights to appoint a Qualified Appraiser, and the Qualified Appraiser appointed by the other party shall determine the Market Value for purposes of this Agreement which determination shall be binding upon the Exercising Warrant Holder and the Company. The costs of any mutually agreeable Qualified Appraiser referred to in (a) above and of the third Qualified Appraiser referred to in (b) above shall be paid equally by the Company and the Exercising Warrant Holder. The Exercising Warrant Holder shall pay all costs of the Qualified Appraiser appointed by the Exercising Warrant Holder pursuant to (b) above and the Company shall pay all costs of the Qualified Appraiser so appointed by it.

         "Authorized Officer" means, as to any Person, its Chairman, its Chief Executive Officer, its President, its Chief Operating Officer, its Financial Officer, any Vice President or any Chancellor.

         "Book Value" means, with respect to a share of Common Stock on any date herein specified, the value determined by dividing (a) the excess of the Company's Consolidated Assets over its Consolidated Liabilities, as of the last day of the month most recently ended prior to such date, by (b) the total number of outstanding shares of Common Stock of the Company on a Fully Diluted Basis on such date.

         "Business Day" means any day except a Saturday, Sunday or other day on which national banks in Dallas, Texas are authorized by law to close.

         "Capital Expenditures" means, without duplication, for any period, the aggregate of all expenditures on a consolidated basis including deposits (whether paid in cash or property or accrued as liabilities and including the aggregate amount of all principal payments due for the entire term of all Capital Leases which are required to be capitalized on the balance sheet) made by the Company and its Subsidiaries that, in conformity with GAAP, are required to be included in the property, plant, or equipment, or similar fixed asset account.

         "Capital Lease" means, for any Person as of any date, any lease of property, real or personal, which would be capitalized on a balance sheet of the lessee prepared as of such date in accordance with GAAP.

         "Capital Stock" means, as to any Person, the equity interests in such Person, including, without limitation, the shares of each class of capital stock of any Person that is a corporation and each class of partnership interests (including without limitation, general, limited and preference units) in any Person that is a partnership.

         "Closing Date" means October 8, 1996.

         "Commission" means the Securities and Exchange Commission or any entity succeeding to any or all of its functions under the Securities Act or the Exchange Act.

         "Common Stock" means the Company's Class A common stock, without par value and Class B common stock, without par value.

         "Company" means E Holdings, Inc., a Georgia corporation.

         "Consolidated Assets" means for any Person as of any date, the assets of such Person and its Consolidated Subsidiaries that would be reflected as assets on a consolidated balance sheet for such Person and its Consolidated Subsidiaries prepared as of such date in accordance with GAAP.

         "Consolidated Cash Flow" means for any Person for any period, the consolidated net income of such Person and its Consolidated Subsidiaries for such period which would be reflected on a consolidated income statement of such Person and its Consolidated Subsidiaries for such period prepared in accordance with GAAP, plus, the sum of, but without duplication and only to the extent deducted in determining consolidated net income for such period, (a) all income and franchise taxes of such Person and its Consolidated Subsidiaries for such period, (b) all interest expense for such Person and its Consolidated Subsidiaries for such period, (c) all amortization expense for such Person and its Consolidated Subsidiaries for such period, (d) all depreciation expense for such Person and its Consolidated Subsidiaries for such period, (e) all management fees and other fees paid by such Person and its Consolidated Subsidiaries for such period, (f) any other non-cash items reducing net income for such Person and its Consolidated Subsidiaries for such period, (g) all premiums payable in connection with the key man life insurance policy of R. Steven Bostic required by the Senior Lender, and (h) any items of extraordinary loss for such Person and its Consolidated Subsidiaries for such period.

         "Consolidated Current Maturities" means, with respect to the Company and its Consolidated Subsidiaries, the aggregate amount of all regularly scheduled payments of principal of Debt of the Company and its Consolidated Subsidiaries to be made during the four consecutive fiscal quarters immediately following the determination of the Consolidated Debt Service Coverage Ratio.

         "Consolidated Debt Service Coverage Ratio" means, as of any date of the computation thereof, the ratio obtained by dividing (a) Consolidated EBIDA for the Four-Quarter Period ending on the date of computation thereof by (b) the sum of: (i) Consolidated Current Maturities outstanding at such date plus (ii) Consolidated Interest Expense for such Four-Quarter Period plus (iii) Distributions paid or declared by the Company and its Consolidated Subsidiaries (other than to the Company or other Subsidiaries) during such Four-Quarter Period or any payments restricted by Section 7.14 hereto.

         "Consolidated EBIDA" means, with respect to the Company and its Consolidated Subsidiaries for any period of computation thereof, the sum of, without duplication, (a) Consolidated Net Income plus (b)

Consolidated Interest Expense for such period plus (c) amortization for such period plus (d) depreciation for such period, but in each case only to the extent deducted when calculating Consolidated Net Income.

         "Consolidated Interest Expense" means with respect to any period of computation thereof, the gross interest expense of the Company and its Consolidated Subsidiaries, including, without limitation: (a) the amortization of debt discounts; (b) the payment or amortization of all fees (including, without limitation, fees payable in respect of any letters of credit and acceptances, swap or hedging arrangements) payable in connection with the incurrence of Debt to the extent included in interest expense; (c) the portion of any liabilities incurred in connection with Capitalized Leases allocable to interest expense; (d) the consolidation interest expense of the Company and its Consolidated Subsidiaries that was capitalized during such period; and (e) any interest expense on Debt of another Person which constitutes a Guaranty of the Company or one of its Consolidated Subsidiaries or secured by a Lien on assets of the Company or one of its Consolidated Subsidiaries (whether or not such Guaranty or Lien is called upon).

         "Consolidated Liabilities" means for any Person as of any date, the liabilities of such Person and its Consolidated Subsidiaries that would be reflected as liabilities on a consolidated balance sheet for such Person and its Consolidated Subsidiaries prepared as of such date in accordance with GAAP.

         "Consolidated Net Income" means, for any period of computation thereof, the consolidated net income of the Company and its Consolidated Subsidiaries; provided, however, that the following shall be excluded when determining Consolidated Net Income: (a) net gains on the acquisition, retirement, sale or other disposition of Capital Stock and other securities of the Company or its Consolidated Subsidiaries; (b) net gains on the collection of proceeds of life insurance policies; (c) any write-up of any asset; and (d) any other net gain or credit of an extraordinary nature (other than net gains on the sale, conversion or other disposition of capital assets).

         "Consolidated Net Worth" means at any time as of which the amount thereof is to be determined, the sum of the following in respect of the Company and its Consolidated Subsidiaries (determined on a consolidated basis but excluding intercompany items among the Company and its Consolidated Subsidiaries and any upward adjustment after the Closing Date due to revaluation of assets):
(a) the amount of issued and outstanding share capital plus (b) the amount of additional paid-in capital and retained income (or, in the case of a deficit, minus the amount of such deficit).

         "Consolidated Subsidiary" or "Consolidated Subsidiaries" means for any Person, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements as of such date in accordance with GAAP.

         "Consolidated Total Liabilities" means, at any time, without duplication, the sum of: (a) all Debt of the Company and its Consolidated Subsidiaries (whether such Debt has a maturity of longer, equal to or shorter than one year and including all reimbursement obligations under letters of credit and bankers acceptances and all current maturities of any Debt and including any Debt which constitutes a Guaranty by such Person) plus (b) the aggregate amount the Company or any of its Consolidated Subsidiaries is required to pay in cash with respect to any Capital Stock (or options or warrants to purchase Capital Stock) of the Company or any of its Consolidated Subsidiaries that the Company or any of its Consolidated Subsidiaries is required to redeem from the holder thereof within the next twelve-month period following a determination of Consolidated Total Liabilities hereunder.

         "Contingent Obligation," as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person: (a) with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (c) under Interest Rate Agreements; or (d) under any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect that Person against fluctuations in currency values. Contingent Obligations shall include: (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), comaking, discounting with recourse or sale with recourse by such Person of the obligation of another,
(ii) the obligation to make take or pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, and
(iii) any liability of such Person for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "Debt" means, for any Person, without duplication: (a) all indebtedness for borrowed money and all reimbursement obligations with respect to letters of credit and bankers acceptances; (b) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowing money; (d) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six months from the date the obligation is incurred or is evidenced by a note or similar written instrument; and (e) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Default Rate" means fourteen percent (14%) per annum.

         "Distribution" by any Person, means (a) with respect to any stock issued by such Person or any partnership or joint venture interest of such Person, the retirement, redemption, purchase, or other acquisition for value of any such stock, partnership or joint venture interest, (b) the declaration or payment of any dividend or other distribution on or with respect to any stock, partnership or joint venture interest of any Person, and (c) any other payment by such Person with respect to such stock, partnership or joint venture interest, of such Person.

         "DOE" means the United States Department of Education.

         "Edutrek" means Edutrek International, Ltd., a Georgia corporation.

         "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of the Company, or any of its Subsidiaries or any ERISA Affiliate or (b) has at any time within the preceding six years been maintained for the employees of the Company, any of its Subsidiaries or any current or former ERISA Affiliate.

         "Employee Options" means options to acquire, up to, but in no event in excess of 59,242 shares of Common Stock pursuant to the Company's stock option plan.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Termination Date" means: (a) a "Reportable Event" described in
Section 4043 of ERISA and the regulations issued thereunder; (b) the withdrawal of the Company, any of its Subsidiaries or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in
Section 4001(a)(2) or 4068(f) of ERISA; (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC; (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination, of or the appointment of a trustee to administer, any Pension Plan; (f) the partial or complete withdrawal of the Company, any of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan; (g) the imposition of a Lien pursuant to
Section 412 of the IRC or Section 302 of ERISA; (h) any event or condition which results in the reorganization of insolvency of a Multiemployer Plan under
Section 4241 or 4245 of ERISA; or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under
Section 4042 of ERISA.

         "Event of Default" has the meaning set forth in Section 11.1.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute.

         "Exhibit" refers to an exhibit attached to this Agreement and incorporated herein by reference, unless specifically provided otherwise.

         "Financial Officer" means, as to any Person, its Chief Financial Officer, or if no Person serves in such capacity, the highest ranking executive officer of such Person with responsibility for accounting, financial reporting, financial compliance and similar functions.

         "Fixed Rate" means thirteen percent (13%) per annum.

         "Formula Value" means, with respect to a share of Common Stock on any date herein specified, the value determined by dividing (a) (i) six (6) multiplied by the Consolidated Cash Flow of the Company for the period of twelve consecutive months ending with (and including) the month most recently ended as of such date, plus (ii) the cash of the Company and its Consolidated Subsidiaries on the last day of the month most recently ended as of such date, plus (iii) the market value of all marketable securities held by the Company and its Consolidated Subsidiaries on the last day of the month most recently ended as of such date (determined based on the market value of such securities on the last day of such month), plus (iv) the consideration which would be received by the Company upon an exercise of all options, warrants and other rights to acquire Common Stock which are outstanding on such date (regardless of whether such rights are then exercisable) and the conversion of all securities of the Company outstanding on such date which are convertible into Common Stock (regardless of whether such securities are then convertible, less (v) Funded Debt of the Company and its Consolidated Subsidiaries outstanding on the last day of the month most recently ended as of such date (to the extent such Funded Debt is permitted pursuant to Section 7.2 hereof), by (b) the total number of outstanding shares of Common Stock of the Company on a Fully Diluted Basis on such date.

         "Four-Quarter Period" means a period of four full consecutive calendar quarters of the Company, taken together as one accounting period, and unless set forth herein to the contrary, shall mean such four full consecutive quarters most recently ending as of the day of any computation of any given financial ratio or covenant contained herein.

         "Fully Diluted Basis" means, with reference to outstanding Common Stock, the shares of Common Stock that would be outstanding assuming that all outstanding options, warrants and other rights to acquire common stock had been exercised (regardless of whether such rights are then exercisable) and all securities of the Company convertible into Common Stock had then been converted (regardless of whether such securities are then convertible) had been issued. Any reference in this Agreement or any of the other Transaction Documents to "holder(s) of outstanding Common Stock on a Fully Diluted Basis" or words of similar import shall be deemed to include holder(s) of outstanding options, warrants or similar rights to acquire Common Stock or securities convertible into Common Stock.

         "Funded Debt" of any Person as of any date, means (a) all Debt of such Person for borrowed money, and (b) all Debt of such Person representing the deferred purchase price of property or services and which is evidenced by a note, bond, debenture or similar instrument.

         "GAAP" means generally accepted accounting principles, applied on a consistent basis, set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their successors which are applicable in the circumstances as of the date in question; and the requirement that such principles be applied on a consistent basis means that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period.

         "Governmental Authority" means any government, any state or other political subdivision thereof, or any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "GSL Program" means all or any of the following: (a) the Federal Family Education Loan Program (20 U.S.C. 1071 et seq.) or any successor program of federally guaranteed student loans; (b) the Federal Direct Student Loan Program (20 U.S.C. 1078a et seq.) or any successor program of direct federal student loans; and (c) any similar state direct or guaranteed loan program.

         "Guaranty" means a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Debt.

         "Holder" with respect to any security of a Person, shall mean the record or beneficial owner of such security.

         "Increase Amount" shall mean $1,500,000; provided, however, that such Increase Amount may only apply to any revolving credit facility extended by the Senior Lender (or replacement lender).

         "Interest Coverage Ratio" means, as of any date of the computation thereof, the ratio obtained by dividing (i) Consolidated EBIDA for the Four-Quarter Period ending on the date of the computation thereof by (ii) Consolidated Interest Expense for such Four-Quarter Period.

         "Interest Expense" means for any Person for any period, the interest charges paid or accrued during such period (including imputed interest on Capital Lease obligations) on the Debt of such Person for such period.

         "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in interest rates.

         "Investment" in any Person means any investment, whether by means of securities purchase (whether by direct purchase from such Person or from an existing holder of securities of such Person), loan, advance, extension of credit, capital contribution or otherwise, in or to such Person, the Guaranty of any Debt or other obligation of such Person (excluding Guarantees to the United States Department of Education required pursuant to Title IV of the Student Loan Program), or the subordination of any claim against such Person to other Debt or other obligation of such Person; provided, that, "Investments" shall not include advances made to employees of such Person for reasonable travel, entertainment and similar expenses incurred in the ordinary course of business.

         "IRC" means the Internal Revenue Code of 1986, as amended.

         "Lien" means any lien, mortgage, pledge, security interest, or other encumbrance of any kind, whether voluntary or involuntary (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

         "Loan" means the loan in the amount of $7,000,000.00 to be made by Stratford to the Company pursuant to Article II of this Agreement.

         "Majority Holder" means the Majority Noteholder unless the Loan shall have been repaid in full, in which case the Majority Warrant Holder shall be the Majority Holder.

         "Majority Noteholder" means a Noteholder or Noteholders who hold a Note or Notes representing at least fifty percent (50%) of the outstanding principal balance of the Loan.

         "Majority Warrant Holder" means a Warrant Holder or Warrant Holders who hold more than fifty percent (50%) of the outstanding Warrant Shares (for purposes of this definition, all Warrants will be deemed to have been exercised); provided, that in the event all Warrant Holder are not required to participate in the exercise of the right in question and less then all Warrant Holders elect to participate in the exercise of the right in question, "Majority Warrant Holder" shall mean a Warrant Holder or Warrant Holders participating in the exercise of such right who hold more than fifty percent (50%) of all Warrant Shares held by all Warrant Holders participating in the exercise of such right.

         "Market Value" means, with respect to a share of Common Stock on any date herein specified, the fair market value of such share of Common Stock determined as of the last day of the month most recently ended prior to such date without giving effect to any discount for (a) a minority interest, (b) a lack of liquidity of such Common Stock, (c) the fact that such Common Stock is subject to this Agreement or the Shareholders Agreement, or (d) the fact that such Common Stock is Class A Common Stock or Class B Common Stock. For purposes of determining the Put Value, the Market Value shall be determined pursuant to the Appraisal Procedure, and for purposes of Section 9.3 hereof, the Market Value shall be determined pursuant to an appraisal procedure substantially consistent with the Appraisal Procedure.

         "Material Adverse Effect" means with respect to a Person, a material adverse effect on the business, financial condition, operations, assets or prospects of such Person, and shall also mean, with respect to the Company, a material adverse effect on the Company's ability to pay and perform the Obligations or a material adverse effect on the Market Value of the Common Stock.

         "Material Agreement" means any material written or oral agreement, contract, commitment, or understanding to which a Person is a party, by which such Person is directly or indirectly bound, or to which any assets of such Person may be subject, which is not cancelable by such Person upon notice of thirty (30) days or less without liability for further payment other than nominal penalty. Without limiting the foregoing, Material Agreements shall include each of the Ancillary Agreements.

         "Maximum Lawful Rate" means the maximum rate (or, if the context so permits or requires, an amount calculated at such rate) of interest which, at the time in question would not cause the interest charged on the Loan at such time to exceed the maximum amount which Stratford would be allowed to contract for, charge, take, reserve, or receive under applicable law (including applicable rules and regulations of the Small Business Administration) after taking into account, to the extent required by applicable law, any and all relevant payments or charges under the Transaction Documents.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Company, any of its Subsidiaries or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made or been obligated to make, contributions within the preceding six years.

         "NB Senior Loan Agreement" means that certain Credit Agreement dated as of the date hereof by and between the Company and the Senior Lender, together with all extensions, substitutions, renewals, amendments, supplements and modifications thereof to the extent such extensions, renewals, amendments, supplements or modifications are permitted pursuant to Section 7.10 hereof and shall include all of the other loan, guaranty and security documents executed and delivered by the Company and its Subsidiaries to Senior Lender.

         "Non-Qualified Public Offering" means the first underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offering and sale of Common Stock for the account of the Company on a firm commitment basis in which the aggregate net proceeds received by the Company at the public offering price is greater than $20,000,000 but less than $27,500,000.

         "Note" means one or more subordinate promissory notes in the aggregate principal amount of $7,000,000.00 in the form of Exhibit "A" attached hereto and incorporated herein by reference for all purposes, to be executed by the Company, payable to the order of the Noteholders evidencing the Loan.

         "Noteholder" means any Person that is a holder of a Note.

         "Obligations" means all present and future indebtedness, obligations and liabilities, and all renewals and extensions thereof, or any part thereof, of the Company, its Subsidiaries and other Persons to Stratford arising pursuant to the Transaction Documents or otherwise, and all interest accrued thereon and costs, expenses, and attorneys' fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several or joint and several.

         "Operating Lease" means any lease, sublease, license or similar arrangement (other than a Capital Lease or Real Property Lease) pursuant to which a Person leases, subleases or otherwise is granted the right to occupy, take possession of, or use property.

         "Other Securities" means Registrable Securities which are not Restricted Securities.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Part 3 of Title I of ERISA, Title IV or ERISA or Section 412 of the IRC and which (a) is maintained for employees of the Company, any of its Subsidiaries or any of their ERISA Affiliates or (b) has at any time within the preceding six years been maintained for the employees of the Company, any of its Subsidiaries or any of their current or former ERISA Affiliates.

         "Permitted Acquisitions" means the acquisition by the Company or any of its Subsidiaries of one hundred percent (100%) of the outstanding equity interests of a Person or substantially all of the assets of a

Person or an operating division of a Person (the "Target") provided that (a) the Target's primary business is in the education industry or in the business of corporate training and education, (b) the aggregate purchase price of all Permitted Acquisitions, including any portion of the respective purchase prices payable in stock, notes or other non-cash consideration and further including payments under non-compete agreements, consulting agreements, employment agreements and similar agreements entered into in connection with such acquisitions does not exceed $10,000,000, and (c) no increase is required in the Senior Obligations.

         "Permitted Asset Dispositions" means (a) bona fide sales of inventory to customers for fair value in the ordinary course of business and dispositions of obsolete equipment not used or useful in the business, and (b) the sale, lease, transfer or other disposal by the Company or any of its Subsidiaries of other property, assets, or businesses (other than the sale of the Capital Stock of any Subsidiary of the Company to any Person other than the Company or another wholly owned Subsidiary of the Company) if all of the following conditions are met: (i) the market value of assets sold or otherwise disposed of in any single transaction or series of related transactions does not exceed $50,000 and the aggregate market value of assets sold or otherwise disposed of in any fiscal year does not exceed $75,000; (ii) the consideration received is at least equal to the fair market value of such assets; (iii) the sole consideration received is cash; (iv) the proceeds of such disposition are either used to permanently repay the Senior Obligations or, in connection with the sale of equipment or other fixed assets, the Company or such Subsidiary receiving the proceeds uses such proceeds to purchase replacement or substitute equipment or fixed assets within 180 days following such sale; (v) after giving effect to the sale or other disposition of the assets included within such asset disposition and the repayment of Debt with the proceeds thereof, the Company is in compliance on a pro forma basis with the covenants set forth in Article VIII hereof recomputed for the most recently ended month for which information is available and is in compliance with all other terms and conditions contained in this Agreement; and
(vi) no Default or Event of Default shall result from such sale or other disposition.

         "Permitted Debt" means

                  (a) The Obligations;

                  (b) Intercompany Debt among the Company and its Subsidiaries;

                  (c) Debt arising as a result of Contingent Obligations permitted under Section 7.15 hereof;

                  (d) the Senior Obligations;

                  (e) Debt and Capital Leases in existence on the Closing Date set forth on Schedule 4.11 and not repaid pursuant to the Ancillary Documents;

                  (f) an unsecured line of credit in favor of ACIL-UK extended by National Westminster Bank, P.L.C. up to a principal amount not to exceed $250,000 at any one time outstanding; and

                  (g) purchase money Debt and Capital Leases incurred in connection with the acquisition of equipment; provided, however, that (i) the aggregate principal amount of such purchase money Debt and Capital Leases that the Company and its Subsidiaries may incur (x) during the period from the Closing Date through and including December 31, 1996 shall not exceed $150,000 and (y) during each fiscal year thereafter during the period this Agreement is in effect, shall not exceed $300,000 per such fiscal year and (ii) such Debt and Capital Leases must be incurred simultaneously with the acquisition of such equipment and may not exceed in principal amount the purchase price of such equipment.

         "Permitted Encumbrances" means with respect to any asset:

                  (a) Liens securing the Obligations;

                  (b) Zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property, or other minor irregularities in title to properties, whether real or personal, which do not materially impair the use of such property for the purposes for which the same is held by the Company;

                  (c) Mechanics', materialmen's, warehousemen's, journeymen's and carrier's liens and other similar liens arising by operation of law or statute in the ordinary course of business which are not delinquent and which in any event cover a billing period not exceeding thirty (30) days;

                  (d) Liens for Taxes or assessments not yet due or not yet delinquent, or, if delinquent, that are being contested in good faith in the normal course of business by appropriate action, as permitted by Section 6.4;

                  (e) Liens securing the Senior Obligations;

                  (f) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (g) Deposits made in the ordinary course of business to secure liability to insurance carriers;

                  (h) Liens securing purchase money obligations with respect to equipment purchases; provided that: (i) the purchase of the asset subject to any such Lien is permitted under Section 7.8 hereof; (ii) the Indebtedness secured by any such Lien is permitted under Section 7.2 hereof; and (iii) any such Lien was incurred simultaneously with the acquisition of such equipment and encumbers only the equipment so purchased;

                  (i) Any attachment or judgment Lien not constituting an Event of Default under Section 11.1(i) hereof;

                  (j) Leases or subleases granted to others not interfering in any material respect with the business of any the Company or any of its Subsidiaries;

                  (k) Any interest or title of a lessor or sublessor under any lease permitted by Section 7.12 hereof;

                  (l) Liens arising from filing UCC financing statements regarding leases permitted by this Agreement; and

                  (m) Liens existing on the date hereof and renewals and extensions thereof, which Liens are set forth on Schedule 4.18 hereto.

         "Permitted Investments" means (a) readily marketable direct obligations of the United States of America, (b) fully insured time deposits and certificates of deposit with maturities of one year or less of any commercial bank operating in the United States having capital and surplus in excess of $50,000,000.00, (c) commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest ratings categories of Standard and Poor's Corporation or Moody's Investors Service, (d) Investments which constitute Permitted Acquisitions, (e) intercompany loans and investments which constitute Permitted Debt, (f) loans and travel advances to employees of the Company or its Subsidiaries for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $25,000 in the aggregate at one time outstanding, and (g) those Investments listed on Schedule
1.1 attached hereto.

         "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof and shall also mean the Company.

         "Proceeding" means any voluntary or involuntary bankruptcy, insolvency, receivership, assignment for the benefit of creditors, reorganization or arrangement with creditors of the Company or any of its Subsidiaries and any dissolution, liquidation, winding-up or other marshaling of the assets and liabilities of the Company or any of its Subsidiaries, whether or not pursuant to any bankruptcy, insolvency or other similar law now or hereafter in effect and/or any sale of assets through foreclosure proceedings or pursuant to a consensual plan of reorganization or restructuring; provided, however, that the consolidation of the Company with, or the merger of the Company into, another Person, in compliance with the terms of this Agreement shall not be deemed a Proceeding.

         "Projections" means the projections of the Company's future financial condition and results of operation provided by the Company to Stratford which are described in Schedule 1.2 attached hereto and incorporated herein by reference for all purposes.

         "Put" shall mean the right of a Warrant Holder to require the Company to repurchase the Warrants and Warrant Shares pursuant to Section 9.5 hereof and "Put Notice," "Put Closing Date" and "Exercising Warrant Holder" shall have the meanings set forth in Section 9.5.

         "Put Price" means the greater of (a) the Market Value, (b) the Formula Value or (c) the Book Value.

         "Qualified Appraiser" shall mean an investment banking firm of recognized national or regional standing.

         "Qualified Public Offering" means the first underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offering and sale of Common Stock for the account of the Company on a firm commitment basis in which the aggregate net proceeds received by the Company at the public offering price is at least $27,500,000.

         "Qualifying Refinancing" means any refinancing, replacement, substitution or refunding, in whole or in part, of any then outstanding Senior Obligations under or with respect to the Senior Loan Agreement whether or not NationsBank, N.A. (South) is a party thereto; provided, however, that, any such full or partial refinancing, replacement, substitution or refunding of such Senior Obligations (for purposes of this definition a "Refinancing") that is consummated at any time other than during the continuance of a Significant Senior Debt Default under the Senior Loan Agreement must have the following characteristics to constitute a "Qualifying Refinancing" hereunder:

                  (a) the principal amount (and, for purposes of any revolving portion, the commitment amount) of such Refinancing shall not exceed the sum of:
(i) the then outstanding principal amount (and, for purposes of any revolving portion, the commitment amount) of the Senior Obligations under the NB Senior Loan Agreement plus (ii) any accrued but unpaid interest or fees on the outstanding Senior Obligations under the NB Senior Loan Agreement plus (iii) the Increase Amount (with respect to any revolving loan portion of such Refinancing and provided that the Senior Obligations have not previously been increased by such Increase Amount);

                  (b) the Weighted Average Life to Maturity of any term Refinancing is not less than the Weighted Average Life to Maturity of the existing Senior Obligations that are comprised of term loans;

                  (c) the maturity date of the revolving portion of any Refinancing shall be no earlier than the Revolving Termination Date (as defined in the NB Senior Loan Agreement);

                  (d) the interest rate margin(s) with respect to any Refinancing are not higher than the margins applicable to the existing Senior Obligations;

                  (e) the financial or negative covenants in any Refinancing (or covenant which prohibits or restricts the Company or any of its Subsidiaries from taking certain actions) contained in any Refinancing shall be no more onerous or restrictive to the Company (or any of its Subsidiaries) than those contained in the NB Senior Loan Agreement;

                  (f) the affirmative covenants contained in any Refinancing shall not be more restrictive or burdensome, when taken as a whole, than those contained in the Senior Loan Agreement; and

                  (g) the events of default contained in any Refinancing shall not be more onerous, when taken as a whole, then those contained in the NB Senior Loan Agreement.

         "Real Property Leases" means any lease by the Company or any of its Subsidiaries as tenant of real property.

         "Real Property Rental Limit" means $3,100,000; provided, that, (a) the Real Property Rental Limit shall increase by $500,000 in each fiscal year of the Company commencing with the fiscal year commencing January 1, 1997 and ending on December 31, 1997, (b) the Real Property Rental Limit for the Company's fiscal year commencing on the Closing Date and ending December 31, 1996 and for the fiscal year ended December 31, 1997 shall be further increased by an amount equal to the incremental increase in annual Rentals payable under the Company's Real Property Leases for its new Los Angeles, California campus over that payable under its Real Property Leases for its prior Los Angeles, California campus, and (c) the Real Property Rental Limit otherwise in effect under this definition for the Company's fiscal year commencing on the Closing Date and ending on December 31, 1996 shall be prorated based on the ratio of the actual number of days in such fiscal year to 365.

         "Registrable Securities" means (a) all Common Stock now or at any time hereafter owned by Stratford, (b) the Warrant Shares, and (c) any Common Stock issued with respect to the Warrant Shares by way of a stock dividend or stock split or in connection with a merger, recapitalization, combination of shares, consolidation or other reorganization.

         "Related Party" with respect to R. Steven Bostic ("SB") means (a) any spouse or immediate family member of SB or (b) any trust, corporation, partnership or other entity, the beneficiaries, shareholders, partners, owners or Persons beneficially holding a 66-2/3% or more controlling interest of which consist of SB and/or such other Persons referred to in the immediately preceding clause(a).

         "Rentals"  means amounts payable by a lessee under an Operating Lease.

         "Restricted Securities" means (a) the Warrant Shares, and (b) any securities issued with respect to the Warrant Shares by way of a stock dividend, a stock split or in connection with a merger, recapitalization, combination of shares, consolidation or other reorganization.

         "Schedule" means a "schedule" attached to this Agreement and incorporated herein by reference, unless specifically indicated otherwise.

         "Section" refers to a "section" or "subsection" of this Agreement unless specifically indicated otherwise.

         "Securities" means any stock, shares, voting trust certificates, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, or any warrants, options or other rights to purchase or acquire any of the foregoing.

         "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute.

         "Senior Debt Default" shall mean the occurrence of any default or event of default under the NB Senior Loan Agreement or any other Senior Loan Document or other event or condition permitting the holder of any Senior Debt to require the Debtor or any Subsidiary thereof to prepay such Senior Obligations prior to its stated maturity.

         "Senior Lender" means NationsBank, N.A. (South) and its successors and assigns.

         "Senior Lender Warrants" means those warrants to purchase Common Stock issued to the Senior Lender pursuant to the Warrant Agreement, dated as of the date hereof, between the Company and the Senior Lender.

         "Senior Loan Documents" means the (i) NB Senior Loan Agreement, and
(ii) any other agreement, document, instrument or indenture evidencing or creating any Senior Obligations from time to time outstanding (including any document or instrument evidencing any Qualifying Refinancing) and including all loan, guaranty and security documents executed and delivered by the Debtor and its Subsidiaries or other Persons in connection therewith.

         "Senior Obligations" means (a) all Debt and other obligations under or with respect to the NB Senior Loan Agreement (including interest accruing after the commencement of a Proceeding at the rate (including any rate applicable upon any default or event of default) specified in the NB Senior Loan Agreement whether or not the claim for such interest is allowed as a claim after the filing in any such Proceeding), and all (including all subsequent) renewals, extensions, amendments or modifications thereof to the extent such renewals, amendments, or modifications thereof are permitted pursuant to Section 7.10 hereof, and (b) all Debt and other obligations (including interest accruing after the commencement of a Proceeding at the rate (including any rate applicable upon any default or event of default) specified in the applicable documents and instruments whether or not the claim for such interest is allowed as a claim after the filing in any such Proceeding) with respect to any Qualifying Refinancing of the Debt or other obligations described in subparagraph (a) above; provided, however, that (i) the aggregate principal amount of Debt (including reimbursement obligations with respect to letters of credit) that may constitute Senior Obligations may not exceed the sum of (x)(A) $28,000,000 minus (B) the principal payments and prepayments made after the date hereof to the date of determination on any portion of Senior Obligations which constitutes term loans plus (y) the Increase Amount and (ii) the obligations of the Company with respect to the Senior Lender Warrants, including any "put" obligations with respect thereto, shall not constitute a part of Senior Obligations.

         "Senior Subordination Agreement" means that certain Subordination Agreement dated as of the date hereof, by and among the Company, Stratford and Senior Lender pursuant to which the Obligations are subordinated to the prior payment of the Senior Obligations on the terms set forth therein.

         "Shareholders Agreement" means that certain Shareholders Agreement of even date herewith by and among the Company, Stratford and each of the other shareholders of the Company.

         "Significant Senior Debt Default" means the occurrence of a Senior Debt Default which:

         (a) constitutes a payment default; and/or

         (b) arises from the breach of Section 6.1 of the NB Senior Loan Agreement or a covenant contained in Article VII of the NB Senior Loan Agreement (other than Section 7.12 thereof) or a breach of any similar negative covenant in any Senior Loan Document; and/or

                  (c) (i) is described in Sections 8.1(F), (G), (I), (J), (K),
         (L), (M), (N), (O), (R), (S), (T), or (U) of the NB Senior Loan Agreement or any similar event described in any other Senior Loan Document or (ii) arises from the breach of paragraphs (a), (b) or (c) of Section 3.3 of the NB Senior Loan Agreement; and/or

         (d) arises from the breach of any covenant contained in Article VI of the NB Senior Loan Agreement (other than Section 6.1 hereof) (or any other financial covenant contained in any other Senior Loan Document); provided, however, that such Senior Debt Default must continue unwaived for a period of 60 days after the Company has notified the Senior Lender of the occurrence of such Senior Debt Default before such Senior Debt Default constitutes a Significant Default hereunder; and, provided further that, in the case of a breach of
Section 6.2 or 6.3 of the NB Senior Loan Agreement, such Senior Debt Default shall not constitute a Significant Senior Debt Default for purposes of this Agreement notwithstanding the fact that the Senior Lender has not waived such Senior Debt Default during such 60-day period if: (i) the Senior Lender has neither accelerated the Senior Obligations then held by it or delivered a Block Notice under and as defined in the Subordination Agreement to the Company and the Lender, and (ii) such Senior Debt Default has been cured in a manner reasonably satisfactory to the Senior Lender within such 60-day period; and/or

         (e) causes the Senior Lender (or other holder of Senior Debt) to either
(i) accelerate the Senior Obligations then held by it or otherwise cause such Senior Obligations to be become due prior to its original maturity, or (ii) deliver a Block Notice to the Company and/or the Lender, or (iii) take both actions described in subparagraphs (i) and (ii).

         "Sponsor Investment Documents" means the Subscription Agreements by and between the Company and each of its shareholders.

         "Stratford" means Stratford Capital Partners, L.P., a Texas limited partnership which is licensed as a Small Business Investment Company under the Small Business Investment Act of 1954 (as amended).

         "Stratford Affiliates" means any Person (a) owned or Controlled by Stratford, (b) which Controls Stratford, (c) which is under common Control with Stratford or (d) who is a beneficial owner of an equity interest in Stratford, or in any Person which Controls Stratford or which is under common Control with Stratford.

         "Subsidiary" means, for any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions (including that of a general partner) are at the time directly or indirectly owned, collectively, by such Person and any Subsidiaries of such Person. The term Subsidiary shall include Subsidiaries of Subsidiaries (and so on).

         "Subsidiary Guarantees" means Guarantees substantially in the form of Exhibit "B" attached hereto to be executed by each Subsidiary of the Company pursuant to which such Subsidiary unconditionally guarantees the Company's payment and performance of the Obligations.

         "Taxes" means all taxes, assessments, filing or other fees, levies, imposts, duties, deductions, withholdings, stamp taxes, interest equalization taxes, capital transaction taxes, foreign exchange taxes or other charges of any nature whatsoever, from time to time or at any time imposed by law or any federal, state or local governmental agency. "Tax" means any one of the foregoing.

         "Total Capitalization" means, with respect to the Company and its Consolidated Subsidiaries at any time, the sum of (i) Consolidated Net Worth at such time plus (ii) the outstanding principal amount of the Note.

         "Transaction Documents" means this Agreement, the Note, the Warrant Certificate, the Shareholders Agreement, the Subsidiary Guarantees, the Senior Subordination Agreement and all other agreements, certificates, documents or instruments now or at any time hereafter delivered in connection with this Agreement, as the foregoing may be renewed, extended, modified, amended or restated from time to time.

         "Voting Stock" means capital stock or equity interests of any Person or any class having, by the terms thereof, voting power to elect the directors (or Persons performing similar functions) of such Person in the absence of a default or failure to pay dividends with respect to any class or classes of capital stock. Any percentage of Voting Stock held by any Person shall be determined by dividing the total number of votes that such Person may cast based upon the Voting Stock held by such Person by the total number of votes that may be cast based upon the total issued and outstanding Voting Stock.

         "Warrant" shall mean a Warrant issued pursuant to Section 9.1 of this Agreement entitling the record holder thereof to purchase from the Company one share of the Company's Class A Common Stock (subject to adjustment as provided in Section 9.3) at the Warrant Exercise Price.

         "Warrant Certificate" means a Warrant Certificate to be issued by the Company evidencing the Warrants issued to Stratford thereunder which shall be in the form of Exhibit "C" attached hereto and incorporated herein by reference for all purposes.

         "Warrant Exercise Price" shall mean $.01 per share (subject to adjustment as provided in Section 9.3).

         "Warrant Expiration Date" means the 5:00 p.m., Dallas, Texas time, five years following the repayment in full of the Note.

         "Warrant Holder" means any Person (i) in whose name any Warrant is registered on the Warrant Register, or (ii) in whose name any Warrant Shares are registered on the books and records of the Company.

         "Warrant Register" shall mean a register maintained by the Company setting forth the name and address of each Warrant Holder, the number of Warrants held by such Warrant Holder and the certificate number of each Warrant Certificate held by such Warrant Holder.

         "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

         "Weighted Average Life to Maturity" means, when applied to any Debt at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Debt.

         SECTION 1.2. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited financial statements of the Company delivered to Stratford.

         SECTION 1.3. Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

         SECTION 1.4. References to Agreement. Use of the words "herein", "hereof", "hereinabove", and the like are and shall be construed as references to this Agreement.

         SECTION 1.5. Terms Defined in the UCC. The following terms shall have the meaning given such terms in the Uniform Commercial Code as in effect in the State of Texas: Accounts, Inventory, General Intangibles, Chattel Paper, Instruments, Documents and Equipment.


                                   ARTICLE II

                                 LOAN COMMITMENT

         SECTION 2.1. Commitment. Subject to the satisfaction of each condition contained in Article III hereof, and the other terms and conditions of this Agreement, Stratford agrees to advance the proceeds of the Loan to the Company by wire transfer to an account designated by the Company in a single advance on the Closing Date.

         SECTION 2.2. Note. The Loan shall be evidenced by the Note.

         SECTION 2.3. Interest Rate and Interest Payments. Interest shall accrue on the outstanding principal balance of the Loan prior to the occurrence of an Event of Default at a rate per annum equal to the lesser of (a) the Fixed Rate, or (b) the Maximum Lawful Rate. Interest shall be payable on the Loan as it accrues commencing on December 31, 1996, and continuing on the last day of each March, June,

September and December thereafter until maturity. After the occurrence of an Event of Default, interest shall accrue on the outstanding principal balance of the Loan and, to the extent permitted by applicable law, on accrued but unpaid interest, at the lesser of (y) the Default Rate or (z) the Maximum Lawful Rate.

         SECTION 2.4. Maturity Date. The entire outstanding principal balance of the Loan and all accrued but unpaid interest thereon shall be due and payable in full in a single installment on October 8, 2003.

         SECTION 2.5. Optional Prepayments. The principal balance of the Loan may be prepaid in whole or in part at any time; provided, that, any partial prepayment of the Loan shall be in an amount not less than $500,000.00 and shall be in an amount which is an integral multiple of $500,000.00; and provided further, that, if the Loan is prepaid in whole or in part on or prior to October 8, 2001, the Company shall also pay to Stratford at the time of such prepayment a prepayment penalty equal to a percentage of the amount prepaid in accordance with the following schedule:


                                                      Penalty as Percentage
         Time of Prepayment                             of Amount Prepaid
         ------------------                             -----------------
         On or prior to October 8, 1997                        5%

         After October 8, 1997
         but on or prior to October 7, 1998                    4%

         After October 8, 1998
         but on or prior to October 7, 1999                    3%

         After October 8, 1999
         but on or prior to October 7, 2000                    2%

         After October 8, 2000
         but on or prior to October 7, 2001                    1%

         After October 8, 2001                                 0%

Notwithstanding the foregoing, the Company shall be permitted to repay (a) in full the Loan without prepayment penalty from the proceeds of a Qualified Public Offering within 120 days of the closing of a Qualified Public Offering or (b) one-half of the outstanding principal balance of the Loan and all accrued but unpaid interest thereon without prepayment penalty from the proceeds of a Non-Qualified Public Offering and, at the sole discretion of the Company, repay the remainder of the outstanding principal balance of the Loan, with a prepayment penalty equal to one-half of the amount determined above both of which must be made within 120 days of the closing of a Non-Qualified Public Offering.

         SECTION 2.6. Mandatory Prepayment. The entire outstanding principal balance of the Loan and all accrued but unpaid interest thereon (except as set forth in clause (d) below) shall be immediately due and payable in full upon the occurrence of any of the following events: (a) the sale, lease, transfer or other disposition, in one transaction or a series of transactions, of a material portion of the assets of the Company and its Subsidiaries, taken as a whole (but expressly excluding Permitted Asset Dispositions); (b) the issuance by any Subsidiary of any of its capital stock or any options, warrants or other rights to acquire its capital stock or any securities convertible into its capital stock, other than issuances to the Company or its wholly owned Subsidiaries; (c) a Qualified Public Offering; (d) a Non-Qualified Public Offering, provided, however, only one-half of the outstanding principal balance of the Loan and all accrued but unpaid interest thereon shall be required to be repaid upon occurrence of a Non-Qualified Public Offering; or (e) a merger, consolidation or reorganization involving the Company in which the Company is not the surviving corporation or which results in fifty percent (50%) or more of the outstanding Common Stock of the Company on a Fully Diluted Basis being owned by Persons who are not shareholders of the Company prior to such merger, consolidation or reorganization. Any mandatory prepayments made pursuant to this Section 2.6 (except for any prepayment as a result of a Qualified Public Offering or prepayment of one-half of the outstanding principal balance of the Loan as a result of a Non-Qualified Public Offering) or Section
11.1 hereof shall be subject to a prepayment penalty in an amount determined pursuant to Section 2.5 hereof.

         SECTION 2.7. Use of Proceeds of Loan. The proceeds of the Loan shall be used solely to pay (a) a portion of the cash consideration to paid by the Company for the American European Acquisition, and (ii) transaction costs associated with the American European Acquisition and the closing of the transaction contemplated by the Ancillary Agreements.

         SECTION 2.8. Commitment Fee. On the Closing Date, the Company shall pay to Stratford a commitment fee in the amount of $210,000.

         SECTION 2.9. Time and Place of Payment. The Company shall make each payment of principal of, and interest on, the Loan and all fees payable hereunder not later than 2:00 p.m. (Dallas, Texas time) on the date when due, in Federal or other funds immediately available in Dallas, Texas, to Stratford at its offices in Dallas, Texas. Whenever any payment of principal of, or interest on, the Loan or any fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

         SECTION 2.10. Application of Payments After Default. After the occurrence of an Event of Default, all amounts collected or received by Stratford in respect of the Loan shall be applied first to the payment of all proper costs incurred in connection with the collection thereof (including reasonable fees, expenses and disbursements of counsel for Stratford), second to the reimbursement of any advances made by Stratford to effect performance of any unperformed covenants of the Company under any of the Transaction Documents, third, to the payment of all accrued but unpaid interest on the Loan, fourth, to unpaid principal on the Loan (together with any prepayment penalty which would be required by Section 2.5 hereof if such principal reduction were a voluntary prepayment under Section 2.5), and fifth, to the Company or any other Person entitled to such proceeds under applicable law.

         SECTION 2.11. Computation of Interest. Interest shall be computed on the Loan on the basis of the number of actual days elapsed assuming that each calendar year consisted of 360 days.

         SECTION 2.12. Taxes. All amounts payable by the Company under the Transaction Documents (whether principal, interest, fees, expenses, or otherwise) to or for the account of Stratford shall, to the maximum extent permitted under applicable law, be paid in full, free of any deductions or withholdings for or on account of any Taxes.

         SECTION 2.13. Ratable Payments. The Company, Stratford and each subsequent Noteholder agree that all payments made on the Loan (whether principal, interest or prepayment penalties, and whether voluntary prepayments, mandatory prepayments or regularly scheduled prepayments and further including payments deemed made via right of setoff or otherwise) shall be made to all Noteholders ratably based on the outstanding principal balance of the Loan held by each Noteholder. If, notwithstanding the foregoing, any Noteholder shall ever receive any payment in respect of the Loan in an amount greater than its ratable percentage of the aggregate of all payments made simultaneously to all Noteholders, such Noteholder shall purchase for cash (and the other Noteholders shall sell for cash) non-recourse participations in each such other Noteholder's share of the outstanding balance of the Loan as would be necessary to cause such Noteholder to share such excess with all other Noteholders ratably.

                                   ARTICLE III

         CONDITIONS PRECEDENT

         The obligation of Stratford to advance the proceeds of the Loan and to purchase the Warrants is subject to the satisfaction of each condition set forth in this Article III on or before 5:00 p.m., on the Closing Date. In the event any condition set forth in this Article III is not satisfied by such time, Stratford may, at its option, without notice to the Company, terminate this Agreement and all obligations of Stratford hereunder (including, without limitation, the obligation to advance the proceeds of the Loan and to purchase the Warrants) shall be of no force or effect.

         SECTION 3.1. Documents, Certificates and Opinions. The Company shall have delivered to Stratford, in form and substance satisfactory to Stratford, the following documents, certificates and opinions, duly executed and delivered by the appropriate parties thereto, each of which shall, where Stratford deems appropriate, be dated the Closing Date:

                  (a) the Note;

                  (b) the Shareholders Agreement;

                  (c) a Warrant Certificate evidencing the Warrants to be issued to Stratford pursuant to Section 9.1 hereof;

                  (d) each of the Ancillary Agreements, accompanied by a certificate from an Authorized Officer stating that (i) except as expressly disclosed therein, none of such Ancillary Agreements have been amended or modified in any respect and no rights of any party thereunder have been waived,
(ii) no party to any of the Ancillary Agreements is in default of its obligations thereunder, and (iii) the Ancillary Agreements are valid, binding and enforceable obligations of the parties thereto in accordance with the terms and are in full force and effect.

                  (e) each of the Material Agreements listed on Schedule 4.8 hereto, accompanied by a certificate from an Authorized Officer stating that (i) except as expressly disclosed therein, none of such Material Agreements have been amended or modified in any respect and no rights of any party thereunder have been waived, (ii) no party to any of the Material Agreements is in default of its obligations thereunder, and (iii) the Material Agreements are valid, binding and enforceable obligations of the Company and, to the best knowledge of the Company, all other parties thereto, in accordance with their terms (except to the extent such enforceability may be limited by bankruptcy, insolvency, moratorium and similar laws affecting creditors generally and equitable principles) and are in full force and effect.

                  (f) An Indemnification Agreement in form and substance acceptable to Stratford pursuant to which the Company indemnifies Stratford's designee or representative observer to the Company's board of directors contemplated by Section 6.11;

                  (g) A certificate of the Secretary of the Company and each of its Subsidiaries delivering and certifying as to the accuracy of (i) the Certificate of Incorporation (or Articles of Organization for AEMEC), as amended, of the Company and each of its Subsidiaries certified by the Secretary of State of their respective states of organization, (ii) the By-laws (or Regulations for AEMEC) of the Company and each of its Subsidiaries, and (iii) resolutions of the Board of Directors of the Company and each of its Subsidiaries authorizing the execution of this Agreement, the Transaction Documents and the Ancillary Agreements, and the transactions contemplated hereby and thereby;

                  (h) A Certificate from an Authorized Officer certifying that
(i) neither a Default nor an Event of Default has occurred, and (ii) that each and every representation and warranty of the Company contained in the Transaction Documents are true and correct in all material respects;

                  (i) A certificate from an Authorized Officer certifying that all conditions to closing under each of the Ancillary Agreements have been satisfied, and that each transaction contemplated thereby will occur simultaneously with the advance by Stratford of the proceeds of the Loan;

                  (j) An opinion of Smith, Gambrell & Russell, counsel for the Company, favorably opining as to the due authorization and enforceability of each of the Transaction Documents and otherwise being in form and substance satisfactory to Stratford;

                  (k) A check in the payment of the fees and expenses of Gardere & Wynne, L.L.P. counsel to Stratford, contemplated by Section 13.3(a)(i)(A) hereof, including an amount representing such counsel's reasonable estimate of fees and expenses for post-closing matters;

                  (l) Complete and accurate Assurance of Compliance and Size Status Declaration forms promulgated by the Small Business Administration duly executed by the Company;

                  (m) A reliance letter from Arnall, Golden & Gregory ("AGG"), counsel to Thomas J. Barnette, Philip J. Markert and American European and its Subsidiaries, in connection with the American European Acquisition authorizing Stratford to rely on AGG's opinions given in connection with the

American European Acquisition;

                  (n) A check for the payment of the commitment fee to Stratford as contemplated by Section 2.8 hereof;

                  (o) Subsidiary Guarantees; and

                  (p) Such other documents, instruments and agreements as Stratford shall reasonably request.

         SECTION 3.2. No Default. No Default or Event of Default shall have occurred and the disbursement of the Loan shall not cause a Default or an Event of Default.

         SECTION 3.3. Representations and Warranties. Each representation and warranty contained herein and in the other Transaction Documents shall be true and correct in all respects and shall be true and correct after the consummation of the transactions contemplated hereby and contemplated by the Ancillary Agreements.

         SECTION 3.4. Covenants, Agreements and Conditions. All covenants, agreements and conditions contained in this Agreement and in the Transaction Documents to be performed or complied with by the Company at or prior to the Closing Date shall have been performed or complied with in all material respects.

         SECTION 3.5. No Material Adverse Change. There shall not have occurred, in the sole and absolute discretion of Stratford, any adverse change since May 31, 1996, in (i) the Company's or any of its Subsidiaries' (including for purpose of this Section 3.5, American European, ACIL and AEMEC) business, operations, assets, liabilities, financial condition or prospects, or (ii) any other facts, conditions or circumstances which could result in a Material Adverse Effect.

         SECTION 3.6. Legal Matters. All legal matters, instruments and documents required to perform this Agreement, the other Transaction Documents, the Ancillary Agreements and all other agreements and matters relating hereto or thereto and contemplated hereby or thereby and the consummation of the transactions contemplated hereby and thereby shall be acceptable to Stratford and its counsel.

         SECTION 3.7. Consents. All authorizations, approvals or permits of, or filings with any Governmental Authority (excluding the DOE) shall have been duly obtained by the Company, and shall be effective as of the Closing Date. The Company shall have also obtained such written consents to the transactions contemplated by this Agreement and the Transaction Documents as shall be necessary to effect this Agreement in the opinion of Stratford.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         In order to induce Stratford to purchase the Securities, the Company, represents and warrants to Stratford that each of the following statements are true and correct on the date hereof and will be true and correct after giving effect to the transactions contemplated hereby and contemplated by the Ancillary
Agreements:

         SECTION 4.1. Corporate Existence and Power. (a) Each of the Company and each of its Subsidiaries (a) is a corporation, or in the case of AEMEC a limited liability company, duly organized, validly existing and in good standing under the respective laws of their respective states of organization, (b) has all corporate power and authority necessary to own the properties owned by it or to conduct its business as now conducted and as proposed to be conducted, and (c) is duly qualified as a foreign corporation, or in the case of AEMEC, as a limited liability company, in those jurisdictions where the ownership of its properties or conduct of its business requires such qualification, all of which are listed on Schedule 4.1 attached hereto, except where a failure to be so qualified would not have a Material Adverse Effect on the Company or such Subsidiary.

         SECTION 4.2. Corporate and Governmental Authorization; Contravention. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and its Subsidiaries the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Warrants) are within the Company's and its Subsidiaries' corporate powers, have been duly authorized by all necessary corporate action, requires no action by or in respect of, or filing with, any Governmental Authority (other than filings with any applicable securities regulatory authorities to perfect exemptions from the registration or qualification requirements of applicable securities laws), and, except for matters which have been waived in writing by the appropriate Person, do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Certificate of Incorporation or By-laws or other organizational documents of the Company or any of its Subsidiaries or of any material judgment, injunction, order, decree or Material Agreement binding upon the Company or any of its Subsidiaries or their respective assets, or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

         SECTION 4.3. Binding Effect. This Agreement constitutes a legal, valid and binding agreement of the Company; the Note, the Warrant Certificate and each other Transaction Document when executed and delivered in accordance with this Agreement, will constitute legal, valid and binding obligations of the Company enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

         SECTION 4.4. Capitalization. (a) The authorized Capital Stock of the Company consists of 2,000,000 shares of Common Stock, of which (i) 1,000,000 shares are designated Class A Common Stock, (A) 95,000 of which are issued and outstanding and owned beneficially and of record by the parties listed on
Schedule 4.4, (B) 88,863 of which are reserved for issuance upon an exercise of the Warrants, (C) 36,730 of which are reserved for issuance upon exercise of the Senior Lender Warrants, (D) 59,242 of which are reserved for issuance upon the exercise of the Employee Options and (ii) 1,000,000 shares are designated Class B Common Stock, 905,000 of which are issued and outstanding and owned beneficially of record by the parties listed on Schedule 4.4.

                  (b) The Company has no Subsidiaries other than those set forth on Schedule 4.4 hereto. Schedule 4.4 hereto accurately and completely sets forth
(i) authorized, issued and outstanding Capital Stock of every class of each Subsidiary of the Company, (ii) the jurisdiction of organization of each Subsidiary of the Company, and (iii) the name of the record and beneficial owner of the outstanding Capital Stock of each Subsidiary of the Company.

                  (c) Except for the Warrants and the Senior Lender Warrants, and preemptive rights expressly set forth in the Shareholders Agreement, (i) there are not outstanding any options, warrants or other rights to acquire Capital Stock of any class of the Company or its Subsidiaries or securities convertible into Capital Stock of any class of the Company or its Subsidiaries,
(ii) no Person has any preemptive or similar rights with respect to any subsequent issue of Capital Stock by the Company or its Subsidiaries, and (iii) no Person has any right to require the Company to register any securities of the Company or its Subsidiaries under the Securities Act.

                  (d) All shares of Capital Stock of the Company and its Subsidiaries have been validly issued and are fully paid and nonassessable and have not been issued in violation of the preemptive rights of any stockholder.

                  (e) Except for rights provided for in the Shareholders Agreement, there are (i) no voting trusts or voting agreements or other arrangements among, or irrevocable proxies executed by, holders of Capital Stock of the Company or its Subsidiaries and (ii) no obligations (contingent or otherwise) of the Company or its Subsidiaries to purchase, redeem or otherwise acquire any shares of its Capital Stock or any interest therein or to pay any Distribution.

         SECTION 4.5. Compliance with Other Instruments. Except as listed on
Schedule 4.5 attached hereto, neither the Company nor any of its Subsidiaries is in violation of or default under, nor, to the knowledge of the Company, has any event occurred that, with or without the giving of notice, lapse of time or the occurrence of any other events, would constitute a violation of or default under, or permit the termination or the acceleration of maturity of, or result in the imposition of a Lien, upon any property or asset of the Company or any of its Subsidiaries or pursuant to, the Certificate of Incorporation or Bylaws or other organizational documents of the Company or any of its Subsidiaries, or any Material Agreement to which the Company or any of its Subsidiaries is a party or to which any of their respective assets are subject, or any judgment, order, injunction, or decree to which it is a party, by which it is bound, or to which any of their respective assets is subject.

         SECTION 4.6. Valid Issuance of the Securities. The Warrants, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid, nonassessable and free and clear of all Liens, and will not have been issued in violation of the preemptive rights of any Person. Upon delivery to Stratford of the Warrant Certificate, Stratford shall acquire good indefeasible title to the Warrants. The Warrant Shares issuable upon exercise of the Warrant have been validly reserved and when issued, will be duly authorized, validly issued, fully paid, nonassessable and free and clear of all Liens and will not have been issued in violation of the preemptive rights of any Person.

         SECTION 4.7. Financial Information. The Company has delivered to Stratford true and complete copies of the following financial statements:

                  (a) the audited combined balance sheet of American European and its Subsidiaries as of May 31, 1996, and for the five (5) preceding fiscal years, and the related audited combined statement of income, stockholder's equity and cash flows for each of the fiscal years then ended, together with a true and correct copy of the report on such audited information by Smith & Howard, P.C. (with respect to the reports for the fiscal years ended May 31, 1996, May 31, 1995, and May 31, 1994) and Williams, Benator and Libby (with respect to the prior reports) with respect to the results of such audits (collectively, the "Audited Financial Statements")

Except as set forth in the notes thereto and as disclosed in Schedule 4.7:

                           (A) all such Audited Financial Statements were prepared as stated in the applicable auditors' reports in accordance with GAAP;

                           (B) all such financial statements fairly present the combined financial condition and results of operations of American European and its Subsidiaries covered thereby as of the respective dates thereof and for the respective periods covered thereby; and

                           (C) all such financial statements were compiled from the books and records of American European and its Subsidiaries regularly maintained by American European and its Subsidiaries and used to prepare the financial statements of American European and its Subsidiaries in accordance with the principles stated therein. Except as set forth in Schedule 4.7, American European and its Subsidiaries have maintained their respective books and records in a manner sufficient to permit the preparation of audited financial statements in accordance with GAAP, such books and records fairly reflect, in all material respects, the income, expenses, assets and liabilities of American European and its Subsidiaries and the books and records provided in fair and accurate basis for the preparation of the Audited Financial Statements.

                  (b) Neither the Company nor any of its Subsidiaries has incurred and there is not outstanding with respect to the Company or any of its Subsidiaries, any Debt, material liability or material obligation (whether accrued, absolute, contingent, liquidated or otherwise) other than (i) obligations under Material Agreements described in Schedule 4.8 hereof, (ii) obligations under the Ancillary Agreements, (iii) trade payables incurred in the ordinary course of business, none of which are more than sixty (60) days past the invoice date, and (iv) Debt of the Company and its Subsidiaries described in
Schedule 4.11 attached hereto, and other liabilities set forth in the opening balance sheet of the Company referenced in Section 4.7(d).

                  (c) Since May 31, 1996, there has been no material adverse change in the businesses, financial positions, results of operations or prospects of American European or any of its Subsidiaries.

                  (d) The opening consolidated balance sheet of the Company prepared by the Company, a copy of which is attached hereto as Schedule 4.7, fairly presents what the financial position of the Company will be immediately after giving effect to the transactions contemplated hereby and by the Ancillary Agreements.

                  (e) The Projections set forth the Company's best estimate as of the date hereof of the Company's consolidated financial condition and results of operations for the dates and periods covered thereby. The Projections were prepared in accordance with sound financial planning practices based on assumptions disclosed in the Projections which the Company believes were reasonable when the Projections were prepared and which the Company believes continue to be reasonable on the date hereof; provided, however, that the Projections shall not and do not constitute a guaranty by the Company of the financial performance projected therein.

                  (f) Prior to the consummation of the American European Acquisition, the Company had no assets, properties or employees other than rights arising under the Ancillary Agreements and had not conducted any business or operations except (i) for the activities of EduTrek Systems, Inc. which was merged into the Company and (ii) for activities incident to its organization and carrying out of the transactions contemplated by this Agreement and the Ancillary Agreements.

         SECTION 4.8. Material Agreements. Schedule 4.8 attached hereto contains a complete and accurate description of every Material Agreement to which the Company or any of its Subsidiaries is a party (other than the Ancillary Agreements) or by which the Company, any of its Subsidiaries or any of their respective assets are bound (including all amendments and modifications thereto). The Company has provided Stratford with a true and correct copy of all such Material Agreements, including all amendments and modifications thereof. No rights or obligations of any party to any of such Material Agreements has been waived, and no party to any of such Material Agreements is in default of its obligations thereunder. Each of such Material Agreements is a valid, binding and enforceable obligation of the parties thereto in accordance with its terms and is in full force and affect. The Company has not received notice of any plan or intention of any other party to any Material Agreement to exercise any right to cancel or terminate such Material Agreement, and the Company does not know of any fact that would justify the exercise of such right. The Company does not currently contemplate any amendment or change to any Material Agreement.

         SECTION 4.9. Ancillary Agreements. The Company has provided Stratford with a true and correct copy of all of the Ancillary Agreements, including all amendments and modifications thereby. No rights or obligations of any party to any of such Ancillary Agreements has been waived, and no party to any of such Ancillary Agreements is in default of its obligations thereunder. Each of such Ancillary Agreements is a valid, binding and enforceable obligation of the parties thereto in accordance with its terms and is in full force and affect.

         SECTION 4.10. Investments. The Company has no Investments other than Permitted Investments.

         SECTION 4.11. Outstanding Debt. Schedule 4.11 attached hereto contains a complete and accurate description of all Debt of the Company and its Subsidiaries outstanding on the Closing Date. Neither the Company nor any of its Subsidiaries is in default in payment of any such Debt or in default of any covenant, agreement, representation, warranty or other term of any document, instrument or agreement evidencing, securing or otherwise pertaining to any such Debt.

         SECTION 4.12. Transactions with Affiliates. Except for the Ancillary Agreements, Schedule 4.12 attached hereto contains a complete and accurate description of all contracts, agreements and other arrangements (whether written, oral, express or implied) between the Company or any of its Subsidiaries and any Affiliate of the Company, including, without limitation, a complete and accurate description of all Investments of the Company or any of its Subsidiaries in any Affiliate of the Company.

         SECTION 4.13. Employment Matters. Schedule 4.13 attached hereto contains a complete and accurate list of all employees of the Company or any of its Subsidiaries who either (a) were paid cash compensation in the Company's (or such Subsidiary's) calendar year ended December 31, 1995, of $200,000 or more, and (b) are projected to earn in cash compensation $200,000 or more in the current calendar year. Such schedule also sets forth the current annual salary (including projected bonuses and other cash compensation) of all such employees and all benefits (other than health insurance benefits and other similar benefits which are both customary in the industry in which the Company is engaged and provided to all full time employees of the Company generally) provided to such employees. Schedule 4.13 also contains a complete and accurate description of all employment contracts and similar agreements to which the Company or any of its Subsidiaries is a party.

         SECTION 4.14. Operating Leases; Real Property Leases. Schedule 4.14 attached hereto contains a complete and accurate description of all Operating Leases and Real Property Leases to which the Company or any of its Subsidiaries is a party as of the date hereof which require Rental payments of $25,000 or more per year. The aggregate amount of all Rental payments under all Operating Leases and Real Property Leases to which the Company and its Subsidiaries are parties does not exceed $200,000 and $2,600,000, respectively, per year.

         SECTION 4.15. Litigation. Except as set forth in Schedule 4.15 attached hereto, there is no material action, suit or proceeding pending against, or to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries before any court or arbitrator or any Governmental Authority.

         SECTION 4.16. Employee Benefit Plans and Arrangements; ERISA.

                  (a) No Other Plans. None of the Company, any of its Subsidiaries or any ERISA Affiliate thereof, maintains or contributes to, or has any obligation under, any Employee Benefit Plans other than those identified on
Schedule 4.16. The Company has provided Stratford accurate and complete copies of all contracts, agreements and documents described on Schedule 4.16.

                  (b) ERISA and IRC Compliance and Liability. The Company, each of its Subsidiaries and each ERISA Affiliate thereof, is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except where failure to comply would not have a Material Adverse Effect on the Company and except for any required amendments for which the remedial amendment period as defined in
Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the IRC has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the IRC. No material liability has been incurred by the Company, any of its Subsidiaries or any ERISA Affiliate thereof which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan.

                  (c) Funding. No Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the IRC) been incurred (without regard to any waiver granted under Section 412 of the IRC), nor has any funding waiver from the IRS been received or requested with respect to any Pension Plan, nor has any of the Company, any of its Subsidiaries or any ERISA Affiliate thereof failed to make any contributions or to pay any amounts due and owing as required by Section 412 or the IRC, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under 412 of the IRC or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C), 4063(a) or 4068(f) of ERISA with respect to any Pension Plan.

                  (d) Prohibited Transactions and Payments. None of the Company, any of its Subsidiaries or any ERISA Affiliate thereof has: (i) engaged in a nonexempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the IRC; (ii) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no prepayments which are due and unpaid; (iii) failed to make a required contribution or payment to a Multiemployer Plan; or (iv) failed to make a required installment or other required payment under Section 412 of the IRC.

                  (e) No ERISA Termination Event. No ERISA Termination Event has occurred or is reasonably expected to occur.

                  (f) ERISA Litigation. No material proceeding, claim, lawsuit and/or investigation is existing or, to the best knowledge of the Company after due inquiry, threatened concerning or involving any (i) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by the Company, any of its Subsidiaries or any ERISA Affiliate, (ii) Pension Plan or (iii) Multiemployer Plan.

         SECTION 4.17. Taxes and Filing of Tax Returns. The Company and each of its Subsidiaries have filed all tax returns required to have been filed as of the date hereof and that will be required to be filed on or prior to the Closing Date and have paid all Taxes shown to be due and payable on such returns, including interest and penalties, and all other Taxes which are payable by the Company and, each of its Subsidiaries. The Company does not know of any proposed Tax assessment against the Company or any of its Subsidiaries, and all Tax liabilities of the Company and, each of its Subsidiaries are adequately provided for and no tax liability of the Company, or any of its Subsidiaries has been asserted by the Internal Revenue Service for Taxes in excess of those already paid.

         SECTION 4.18. Ownership of Properties; Liens. Except as set forth in
Schedule 4.18, the Company and each of its Subsidiaries has good and marketable fee simple or leasehold title to all their respective properties and assets, real and personal, including, without limitation, all assets reflected in the pro forma consolidated balance sheet of the Company referred to in Section 4.7(d) hereof and all assets which are used by the Company or any of its Subsidiaries in the operation of their respective business, and none of such properties or assets is subject to any Lien of any kind, other than Permitted Encumbrances.

         SECTION 4.19. Licenses, Permits, Etc. Except as set forth on Schedule 4.19, the Company and each of its Subsidiaries possesses all material franchises, certificates, licenses, permits, consents, authorizations, exemptions and orders of Governmental Authorities as are necessary to carry on their respective business as now being conducted and as proposed to be conducted.


         SECTION 4.20. Labor Relations.

                  Except as set forth on Schedule 4.20:

                  (a) neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreements with any union and no collective bargaining agreement is currently being negotiated by the Company or any of its Subsidiaries,

                  (b) there are no unfair labor practice charges, complaints, or proceedings against the Company or any of its Subsidiaries pending or to the best knowledge of the Company threatened before the National Labor Relations Board;

                  (c) there are no discrimination charges (relating to sex, age, race, national origin, handicap or veteran status) pending against the Company, any of its Subsidiaries or any of their respective employees before any federal or state agency or authority; and

                  (d) there is no pending representation question involving an attempt to organize a bargaining unit including any employees of the Company or any of its Subsidiaries and no labor grievance has been filed.

         SECTION 4.21. Corporate Name. There are no actions, suits or proceedings pending or threatened against or affecting the Company or any of its Subsidiaries which may result in any impairment of the right of the Company or any of its Subsidiaries to use its corporate name. To the best of the Company's knowledge, the use of the corporate name of the Company or any of its Subsidiaries does not infringe the registered trademark or tradename rights of any third party.

         SECTION 4.22. Proprietary Rights. (a) The Company and each of its Subsidiaries owns all patents, technology, know-how, processes, trademarks and copyrights, if any, necessary to conduct their respective business, or possess adequate licenses or other rights, if any, therefor, without conflict with the rights of others (the "Proprietary Rights"). All of the Proprietary Rights are set forth on Schedule 4.22 hereto.

                  (b) The Company and its Subsidiaries have the sole and exclusive right to use the Proprietary Rights without infringing or violating the rights of any third parties. No consent of third parties is required for the use thereof by the Company and its Subsidiaries, and no claim has been asserted by any person to the ownership of or right to use any Proprietary Right or challenging or questioning the validity or effectiveness of any such license or agreement, and the Company does not know of any basis for any such claim. Each of the Proprietary Rights is valid and subsisting, has not been cancelled, abandoned or otherwise terminated and, if applicable, has been duly issued or filed.

                  (c) There is no claim that, or inquiry as to whether, any product, activity or operation of the Company or any of its Subsidiaries infringes upon or involves, or has resulted in the infringement of, any Proprietary Right of any other person, corporation or other entity; and no proceedings have been instituted, are pending or to the knowledge of the Company are threatened which challenge the rights of the Company or any of its Subsidiaries with respect thereto.

         SECTION 4.23. Compliance with Law. The business and operations of the Company and each of its Subsidiaries have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all Governmental Authorities including, without limitation, all Applicable Environmental Laws.

         SECTION 4.24. Environmental Matters. (a) Neither the Company, nor any of its Subsidiaries has obtained or has been required to have obtained any permits, licenses or similar authorizations to occupy, operate or use any buildings, improvements, fixtures or equipment forming a part of any of the real property currently or heretofore owned or leased by the Company or any of its Subsidiaries ("Real Property") by reason of any Applicable Environmental Laws.

                  (b) Except as set forth on Schedule 4.24 hereto, the Company does not have any knowledge that any underground storage tanks were placed on the Real Property by any person or entity.

                  (c) Neither the Company nor any of its Subsidiaries has placed any asbestos-containing thermal insulation or building products or PCB-containing products on the Real Property, and the Company does not have any knowledge that any owner, prior lessee or user has placed any asbestos-containing thermal insulation or building products or PCB-containing products on the Real Property.

                  (d) Neither the Company nor any of its Subsidiaries has ever been refused, nor does it have any knowledge of any owner, prior lessee or user ever being refused, insurance coverage, and no insurance coverage has ever been cancelled, as a result of the presence of hazardous substances on the Real Property.

                  (e) Except as set forth on Schedule 4.24 hereto, neither the Company nor any of its Subsidiaries has installed or maintained any active or inactive hazardous waste receptacles on the Real Property, and the Company does not have any knowledge that any active or inactive hazardous waste receptacles have been installed or maintained on the Real Property by any owner, prior lessee or user.

                  (f) Except as set forth on Schedule 4.24 hereto and except for spills, discharges and releases which could not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole, there have been no spills, discharges or other releases of hydrocarbons or hazardous substances onto or from the Real Property and the Company does not have any knowledge of any spills, discharges or releases by any owner, prior lessee or user of the Real Property.

                  (g) Except as set forth in Schedule 4.24 hereto, there are no plans or documents, whether or not government approved, including, but not limited to, contingency plans, closure and post-closure plans, which impose environmental obligations specifically on the Company or any of its Subsidiaries or against the Real Property, and the Company does not have any knowledge of any such documents prepared by any owner, prior lessee or user of the Real Property.

                  (h) There are no environmental liens or security interests against the Real Property nor are there any environmental liens or actions pending or to the knowledge of the Company threatened which would result in the creation of any lien relating to environmental conditions of the Real Property.

                  (i) The Company has provided Stratford with all environmental studies, records and reports in its possession or control conducted by independent contractors or the Company, and all correspondence with any governmental entities concerning environmental conditions of the Real Property, or which identify underground storage tanks, or otherwise relate to contamination of the soil or groundwater of the Real Property.

         SECTION 4.25. Burdensome Obligations. Neither the Company nor any of its Subsidiaries or any of their respective properties is subject to any law, rule, regulation, order or decree of any Governmental Authority or any pending or threatened change of law, rule, regulation, order or decree of any Governmental Authority, or is subject to any restriction under its Certificates of Incorporation or By-laws or other organizational documents or under any agreement or instrument to which it is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound, which is so unusual or burdensome as to be likely in the foreseeable future to have a Material Adverse Effect on the business, operations or financial condition of the Company or such Subsidiary;

         SECTION 4.26. Fiscal Year. Currently the Company's fiscal year is from June 1 to May 31. Immediately upon the Closing, the Company's fiscal year will change to a calendar year fiscal year.

         SECTION 4.27. No Default. Neither a Default nor an Event of Default has occurred.

         SECTION 4.28. Distributions. Except as set forth on Schedule 4.28, the Company has not made any Distributions.

         SECTION 4.29. Insurance. Schedule 4.29 contains a complete and accurate list and description of all insurance policies maintained by the Company and each of its Subsidiaries as of the date hereof. The Company or one of its Subsidiaries is beneficiary of policies of insurance, issued by insurers of recognized responsibility, providing adequate coverage to insure the properties and businesses thereof against such risks and in such amounts as are prudent and customary in the Company's industry. All of such policies are, and will be maintained through the Closing, in full force and effect. All premiums due thereon have been paid and no notice of cancellation has been received with respect thereto.

         SECTION 4.30. Government Regulation. Neither the Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Interstate Commerce Act (as any of the preceding acts have been amended), or any other law which regulates the incurring by the Company of Debt, including, but not limited to laws relating to common contract carriers of the sale of electricity, gas, steam, water or other public utility services.

         SECTION 4.31. Casualties. Neither the business nor the properties of the Company or any of its Subsidiaries are affected by any environmental hazard, fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or other casualty (whether or not covered by insurance) which could have a Material Adverse Effect on the Company or such Subsidiary.

         SECTION 4.32. Investment Company Act. Neither the Company nor any of its Subsidiaries is an "investment company" registered or required to be registered under the Investment Company Act of 1940 as amended. The Company is not controlled by such a company.

         SECTION 4.33. Securities Laws. The offer, issuance and sale of the Note, the Warrants, the Warrant Shares and all other securities to be issued to Stratford pursuant to the Transaction Documents are and will be (a) exempt from the registration and prospectus delivery requirements of the Securities Act, (b) have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws, and (c) accomplished in conformity with all other federal and applicable state securities laws, rules and regulations.

         SECTION 4.34. Small Business Concern. The Company, together with its "affiliates" (as that term is defined in Title 13, United States Code of Federal Regulations Section 121.103) is a "small business concern" within the meaning of
Section 107.50 of Title 13 of the United States Code of Federal Regulations. The information to be included in the forms referred to in Section 3.1(l) hereof, when such forms are completed and executed by the Company, will be accurate and complete in all respects.

         SECTION 4.35. Full Disclosure. No information heretofore furnished by or on behalf of the Company to Stratford for the purposes of this Agreement or any other Transaction Document or any transaction contemplated hereby or thereby, contained and no written information hereafter furnished by or on behalf of the Company to Stratford for purposes of this Agreement or any other Transaction Document or any transaction contemplated hereby will contain, any untrue statement of a material fact or omit a material fact necessary to make the statements therein not misleading. There is no fact or circumstance known to the Company which could reasonably be expected to have a Material Adverse Effect on the Company which has not been disclosed to Stratford.


                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF STRATFORD

         In order to induce the Company to issue and sell the Note and the Warrants to Stratford hereunder, Stratford hereby represents and warrants to the Company as follows:

         SECTION 5.1. Due Authorization; No Conflicts. The execution, delivery and performance by Stratford of this Agreement and the Shareholders Agreement
(a) are within Stratford's partnership powers, (b) have been duly authorized by all necessary partnership or corporate action on the part of Stratford, and (c) do not conflict with or violate any law, rule or regulation applicable to Stratford, including, without limitation, applicable regulations of the Small Business Administration.

         SECTION 5.2. Securities Representations. (a) Stratford is acquiring the Note and the Warrants (and, if the Warrants are exercised, the Warrant Shares) for investment purposes only, for its own account, and not as nominee or agent for any other Person, and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act.

                  (b) Stratford is an "accredited investor" within the meaning of Rule 501 under the Securities Act. Stratford was not organized for the specific purpose of acquiring the Note or the Warrants.

                  (c) Stratford has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company, and it is able financially to bear the risks thereof.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

         The Company agrees that, unless the Majority Holder otherwise consents in writing, so long as any part of the Obligation remains outstanding or the Warrant Holders hold more than five percent (5%) of the outstanding Common Stock of the Company on a Fully Diluted Basis, the Company will comply in every respect with each covenant contained in this Article VI.

         SECTION 6.1. Information. The Company will deliver, or cause to be delivered, to each Noteholder and Warrant Holder:

                  (a) as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such fiscal year, a consolidated income statement, consolidated cash flow statement and consolidated statement of change in stockholders' equity setting forth in each case in comparative form the figures for the previous fiscal year, all reported by the Company in accordance with GAAP and certified by a "Big Six" accounting firm or an independent accounting firm satisfactory to the Majority Holder in its sole discretion; provided, however, the Company shall deliver preliminary drafts of the foregoing statements within ninety (90) days after the end of each fiscal year;

                  (b) as soon as available and in any event within thirty (30) days, after the end of each calendar month, the Company will deliver (i) the consolidated and consolidating balance sheet of the Company and its Consolidated Subsidiaries (showing intercompany eliminations), as at the end of such month and the related consolidated and consolidating statements of income (showing intercompany eliminations), stockholders' equity, cash flow and changes in financial position for such month and for the period from the beginning of then current calendar year and fiscal year to the end of such month and (ii) a schedule of the outstanding Debt for borrowed money of the Company and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan.

                  (c) on or before thirty (30) days before the commencement of each fiscal year of the Company, projections for such fiscal year in the form of the Projections setting forth projected revenues, operating expenses, Capital Expenditures, debt service, Consolidated Cash Flow and balance sheet conditions of the Company and its Consolidated Subsidiaries for such fiscal year. Such projections shall (i) be based on assumptions set forth therein which the Company believes to be reasonable at the time such projections are delivered, (ii) be prepared based on sound financial planning practices, and (iii) represent the Company's best estimate based on existing circumstances of the financial condition and results of operation for the Company for such year, and (iv) be accompanied by a certificate of the Financial Officer certifying as to the matters set forth in (i), (ii) and (iii) preceding;

                  (d) in addition to the audit report required by Section 6.1(a), copies of all "management letters", reports or other material information or correspondence provided to the Company by its auditors;

                  (e) immediately upon any Authorized Officer becoming aware of the occurrence of any Default or Event of Default hereunder, a certificate of an Authorized Officer setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

                  (f) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

                  (g) promptly upon the filing thereof, copies of all registration statements, amendments thereto and annual, quarterly or special reports which the Company may file with the Commission;

                  (h) promptly notify each Noteholder and Warrant Holder (i) of the commencement of any litigation, arbitration or similar proceeding by or against the Company or any of its Subsidiaries involving an amount in controversy of $100,000 or more and of the threat of any of the foregoing which is material, (ii) of the occurrence of any event or existence of any condition which could reasonably be anticipated to have a Material Adverse Effect on the Company or any of its Subsidiaries, or (iii) of the occurrence of a default under any Debt in excess of $100,000 owing by the Company or any of its Subsidiaries or any default under any Material Agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties is bound; and

                  (i) from time to time such additional information regarding the financial position or business of the Company and each of its Subsidiaries as each Noteholder and Warrant Holder may reasonably request.

         SECTION 6.2. Right of Inspection. The Company will, and will cause each of its Subsidiaries to, permit any officer, employee or agent of any Noteholder or Warrant Holder or any of their respective Affiliates upon reasonable notice and during normal business hours to visit and inspect any of the assets of the Company and each of its Subsidiaries, to examine the Company's and each of its Subsidiaries' books, records, accounts and correspondence, take copies and extracts therefrom, and discuss the affairs, finances and accounts of the Company and each of its Subsidiaries with the Company's officers, accountants, auditors and customers, including the review of any assets of the Company and its Subsidiaries located at third-party locations.

         SECTION 6.3. Maintenance of Insurance. The Company will, and will cause each of its Subsidiaries to, at all times maintain or cause to be maintained insurance issued by insurers of recognized responsibility covering such risks and in such amounts as are customary in the case of companies of established reputation engaged in the same or similar business and similarly situated.

         SECTION 6.4. Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, pay when due (a) all Taxes imposed upon it or its assets and with respect to its respective franchises, business, income or profits before any material penalty or interest accrues thereon and (b) all material claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien (other than a Permitted Encumbrance) on any of its assets; provided, however, no payment of Taxes or claims shall be required if (i) the amount, applicability or validity thereof is being contested in good faith by appropriate action promptly initiated and diligently conducted in accordance with good business practices and no material part of the property or assets of the Company or any of its Subsidiaries is the subject of any pending levy or execution, and (ii) the Company has notified each Noteholder and Warrant Holder of such circumstances, in detail satisfactory to each Noteholder and Warrant Holder.

         SECTION 6.5. Compliance with Laws and Documents. The Company will, and will cause each of its Subsidiaries to, comply in all material respects with the provisions of (a) all laws, rules, regulations, orders and decrees of any Governmental Authority including, without limitation, Applicable Environmental Laws, (b) its Certificate of Incorporation and By-laws or other organizational documents, and (c) every Material Agreement to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective properties are bound.

         SECTION 6.6. Operation of Properties and Equipment. The Company will, and will cause each of its Subsidiaries to, at all times, maintain, preserve and keep all material operating equipment used or useful in the operation of its businesses in proper repair, working order and condition, and make all necessary or appropriate repairs, renewals, replacements, additions and improvements thereto so that the efficiency of such equipment shall at all times be properly preserved and maintained, provided that no item of operating equipment need be so repaired, renewed, replaced, added to or improved, if the Company shall in good faith determine that such action is not necessary or desirable for the continued efficient and profitable operation of its businesses.

         SECTION 6.7. Preservation of Corporate Existence, Etc. The Company will, and will cause each of its Subsidiaries to, preserve and maintain its corporate existence, rights, franchises and privileges in its states of organization, and will qualify and remain qualified as a foreign corporation or limited liability company in every jurisdiction in which such qualification in necessary or desirable in view of the business and operations of the Company, any of its Subsidiaries or the ownership of their respective properties.

         SECTION 6.8. Additional Documents. The Company will, and will cause each of its Subsidiaries to, to cure promptly any defects in the creation and issuance of the Notes and Warrants, and the execution and delivery of this Agreement and the other Transaction Documents and, at the Company's sole expense, promptly and duly execute and deliver to each Noteholder and Warrant Holder, upon reasonable request, all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of the Company and its Subsidiaries in this Agreement and the other Transaction Documents, all as may be reasonably necessary or appropriate in connection therewith.

         SECTION 6.9. Performance of Obligations. The Company will, and will cause each of its

Subsidiaries to, promptly perform or cause to be performed every obligation of the Company or such Subsidiary with any third person whether or not specifically referred to in this Agreement, the non-performance of which could cause the acceleration of Debt of the Company or such Subsidiary; provided, however, that (unless and until foreclosure, distraint, sale or similar proceedings have been commenced) the Company or such Subsidiary shall have the right in good faith to contest the obligation.

         SECTION 6.10. ERISA. The Company will, and will cause each of its Subsidiaries, to maintain and administer each Plan maintained by it in accordance with the applicable requirements of the IRC and ERISA.

         SECTION 6.11. Election as Director; Directors Meetings. Upon request of Stratford at any time the Company shall cause its Board of Directors to include one Person designated by Stratford. At any time when Stratford has not elected a director to the Board of Directors of the Company or such director is not an employee of Stratford, the Company shall permit an employee of Stratford to attend as an observer all meetings of the Company's Board of Directors. The Company shall hold a meeting of its Board of Directors not less often than quarterly and will provide Stratford's director on the board (or its representative observer) the same notice of meetings provided to other directors generally; In the event the Company proposes to take any action by written consent of directors in lieu of a meeting, the Company shall provide a copy of the proposed written consent to Stratford's director or representative observer at the same time as a copy is provided to the other directors. The Company will provide to Stratford's director or representative observer all other written information provided to directors of the Company generally. The Company will reimburse Stratford's director or representative observer all reasonable costs incurred in connection with attending any meeting of the Board of Directors of the Company or otherwise incurred in connection with fulfilling their duties as a director of the Company.

         SECTION 6.12. Maintenance of Books and Records. The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in which true and correct entries in conformity with GAAP shall be made on a timely basis of all dealings and transactions in relation to the Company's and each Subsidiaries' business and activities.

         SECTION 6.13. Environmental Compliance. The Company will, and will cause each of its Subsidiaries to, comply in all material respects with all Applicable Environmental Laws, including, without limitation all permitting, storage, remediation and similar requirements of Applicable Environmental Laws. Without limiting the foregoing, the Company and its Subsidiaries shall promptly pay and discharge when due all debts, claims, liabilities and obligations with respect to any clean up measures necessary to comply with Applicable Environmental Laws, except for such debts, claims, liabilities and obligations with respect to any clean up measures which are being contested in good faith and by appropriate and lawful proceedings and so long as they do not in the aggregate materially detract from the value of the assets or properties of the Company and its Subsidiaries, or materially impair the use thereof in the operation of their respective businesses.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

         The Company agrees that, unless the Majority Holder otherwise consents in writing, so long as any part of the Obligation remains unpaid or the Warrant Holders hold more than five percent (5%) of the outstanding Common Stock on a Fully Diluted Basis, the Company will comply in every respect with each covenant contained in this Article VII.

         SECTION 7.1. Distributions by the Company. The Company will not, and will not permit any of its Subsidiaries to, make any Distribution other than (a) Distributions to the Company or to wholly owned Subsidiaries of the Company, and
(b) Distributions to Warrant Holders and (c) Distributions to Mark Barnette pursuant to AEMEC's Amended and Restated Operating Agreement dated as of October 1, 1996.

         SECTION 7.2. Incurrence of Debt. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, suffer to exist, or be or remain liable with respect to, any Debt or enter into any commitment with any lender for incurrence of Debt other than the Permitted Debt.

         SECTION 7.3. Change in Corporate Structure; Sale of Assets. The Company will not, and will not permit any of its Subsidiaries to, (a) amend their respective certificates of incorporation, bylaws, partnership agreements, regulations or other organizational documents other than as required by law or other than amendments which would not cause any such organizational documents to conflict with any provisions of this Agreement or any Transaction Document, or which is otherwise adverse to Stratford, (b) consolidate or merge with or into any other Person unless the Company is the surviving corporation (in the case of a merger or consolidation involving the Company) or such Subsidiary is the survivor (in the case of a merger or consolidation including a Subsidiary of the Company) and remains a wholly owned Subsidiary of the Company, (c) effect a reclassification or recapitalization of the outstanding capital stock of the Company or any of its Subsidiaries, (d) sell, lease, abandon or otherwise transfer any of the assets of the Company or any of its Subsidiaries to any other Person other than Permitted Asset Dispositions, or (e) engage in any business outside of the education industry or providing of corporate education and training services. The Company will not register any class of its capital stock under the Securities Act of 1933 or complete any public offering of any class of its capital stock other than its Class A Common Stock.

         SECTION 7.4. Acquisition of Another Business. The Company will not, and will not permit any of its Subsidiaries to, acquire all or substantially all of the assets or Capital Stock of any Person or any operating division of any Person other than acquisitions which constitute Permitted Acquisitions.

         SECTION 7.5. Investments. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Investments other than Permitted Investments. To the extent the Company or any of its Subsidiaries makes any Permitted Investment (or any other Investment that Stratford consents to in writing), that results in the formation or acquisition of any Subsidiary of the Company, then, simultaneously with the creation or acquisition of such Subsidiary, the Company shall cause such Subsidiary to execute and deliver to Stratford a Subsidiary Guarantee and such other documents, certificates or opinions which Stratford may require including without limitation an opinion of counsel acceptable to Stratford and its counsel regarding (a) the due organization and existence of such Subsidiary,

(b) the due authorization, execution and delivery of the Subsidiary Guarantee,
(c) the enforceability of the Subsidiary Guarantee and (d) such other matters with respect to such Subsidiary as Stratford shall reasonably require.

         SECTION 7.6. Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, enter into any transaction with an Affiliate or make any payment to an Affiliate (whether in cash or property) other than transactions entered into in the ordinary course of business which are on terms no less favorable to the Company or its Subsidiaries than could be obtained from an unaffiliated third party other than as set forth on Schedule
7.6 attached hereto.

         SECTION 7.7. Liquidation and Dissolution. The Company will not, and will not permit any of its Subsidiaries to, take any action to place the Company or any of its Subsidiaries in dissolution, liquidation or receivership.

         SECTION 7.8. Capital Expenditures. The Company will not, and will not permit any of its Subsidiaries to, make Capital Expenditures in excess of: (a) for the period commencing on the Closing Date and ending on December 31, 1996, $500,000, (b) for calendar year 1997, $1,000,000, (c) for calendar year 1998,
$1,000,000 multiplied by the sum of (i) one (1) and (ii) the percentage growth, if any (stated as a decimal and rounded up to the nearest 0.001), in the revenues of the Company and its Consolidated Subsidiaries for calendar year 1997 over calendar year 1996, and (d) for each calendar year thereafter, the amount of the immediately prior calendar year's allowable Capital Expenditures multiplied by the sum of (i) one (1) and (ii) the percentage growth, if any (stated as a decimal and rounded up to the nearest 0.001), in the revenues of the Company and its Consolidated Subsidiaries over the immediately prior calendar year.

         SECTION 7.9. Liens. The Company will not, and will not permit any of its Subsidiaries to, create, assume or permit to exist any Lien of any kind against any of their respective assets of any character, whether owned as of the date of this Agreement or hereafter acquired, except Permitted Encumbrances.

         SECTION 7.10. Modification of Capitalization Documents and Ancillary Agreements. The Company will not, and will not permit any of its Subsidiaries to, enter into any amendment or modification of any of the Ancillary Agreements or waive or fail to enforce any material right of the Company thereunder; provided, that the Company and its Subsidiaries may enter into amendments and modifications of the NB Senior Loan Agreement and the other Senior Debt Documents which are not prohibited by the Senior Subordination Agreement.

         SECTION 7.11. Use of Proceeds. The proceeds of the Loan will be used by the Company to pay a portion of the purchase price of the American European Acquisition and to pay transaction costs associated with the American European Acquisition and the closing of the transactions contemplated by the Ancillary Agreements. None of the proceeds of the Loan will be used, directly or indirectly, for the any other purpose.

         SECTION 7.12. Lease Obligations. The Company will not, and will not permit any of its Subsidiaries to, enter into or become or remain liable as lessee under any Operating Leases or Real Property Leases other than (a) the Operating Leases described in Schedule 4.14 attached hereto, (b) intercompany leases between the Company and its Subsidiaries, (c) additional Operating Leases provided that the aggregate additional annual Rentals required to be paid by the Company and its Subsidiaries under all Operating Leases shall not exceed $200,000 per fiscal year, and (d) additional Real Property Leases provided that aggregate annual Rentals required to be paid by the Company and its Subsidiaries under all Real Property Leases shall not exceed the Real Property Rental Limit.

         SECTION 7.13. Executive Compensation; Management Fees. (a) The Company will not, and will not permit any of its Subsidiaries to, make payments of salary or bonus or otherwise provide compensation (including benefits) to its principal executive officers or employees which are in excess of those customarily paid by in the industry in which the Company and its Subsidiaries are engaged, and in no event will the Company or any of its Subsidiaries pay any bonus to any officer, director or employee whose total annual compensation, including such bonus is in excess of $175,000 unless such bonus has been approved by the Board of Directors of the Company.

                  (b) The Company will not, and will not permit any of its Subsidiaries to, pay any management, consulting or similar fees to any Affiliate of the Company or to any director, officer or employee of the Company or any of its Subsidiaries except as set forth on Schedule 7.13.

         SECTION 7.14. Payment of Subordinate Obligations. The Company will not, and will not permit any of its Subsidiaries to, make payments of Debt which is subordinate, in right of payment to the payment of the Loan to the extent such payments would be in violation of the Subordination Provisions applicable to such Debt. Nothing contained in this Section 7.14 shall be deemed to permit the incurrence of any such Debt not permitted by Section 7.2 hereof.

         SECTION 7.15. Contingent Obligations. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or become or be liable with respect to any Contingent Obligation except:

         (a) Contingent Obligations resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

         (b) Contingent Obligations in favor of the Senior Lender constituting Guarantees or security for the Senior Obligations;

         (c) Contingent Obligations under Interest Rate Agreements, approved by the Senior Lender, with respect to the Senior Obligations;

         (d) Contingent Obligations existing on the Closing Date and described in Schedule 7.14 attached hereto;

         (e) Contingent Obligations with respect to customary indemnification and purchase price adjustment obligations incurred in connection with Asset Dispositions, Permitted Acquisitions or Permitted Investments;

         (f) Contingent Obligations incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations;

         (g) Contingent Obligations with respect to Debt permitted by Section
7.2 hereof; and

         (h) Contingent Obligations arising with respect to indemnities granted in favor of officers and directors of the Company or its Subsidiaries pursuant to their respective corporate charters, bylaws, or other organizational documents.

                                  ARTICLE VIII

                               FINANCIAL COVENANTS

         Unless the Majority Holder otherwise consents in writing, so long as any part of the Obligation remains outstanding or the Warrant Holders hold more than five percent (5%) of the outstanding Common Stock on a Fully Diluted Basis, the Company will comply with each covenant contained in this Article VIII.

         SECTION 8.1. Total Capitalization. The Company shall not permit, at the end of each calendar quarter of the Company during the term of this Agreement, its Total Capitalization to be less than (a) $10,800,000 at Closing Date and through and including September 30, 1997, (b) $12,150,000 October 1, 1997 through and including September 30, 1998, (c) $14,850,000 October 1, 1998 through and including September 30, 1999, (d) $19,350,000 October 1, 1999 through and including September 30, 2000, (e) $24,750,000 October 1, 2000 through and including September 30, 2001 and (e) $31,500,000 December 31, 2001 and each calendar quarter thereafter.

         SECTION 8.2. Interest Coverage Ratio. The Company shall not permit, at the end of each calendar quarter of the Company during the term of this Agreement, commencing with the calendar quarter ending September 30, 1997, its Interest Coverage Ratio to be less than the following ratios corresponding to the following periods: (a) 2.025 to 1 calendar quarter ending September 30, 1997, (b) 2.16 to 1 October 1, 1997 through and including September 30, 1998,
(c) 2.25 to 1 October 1, 1998 through and including September 30, 1999, and (d)
2.25 to 1 for each calendar quarter occurring thereafter.

         SECTION 8.3. Consolidated Debt Service Coverage Ratio. The Company will not permit, on the dates set forth below, its Consolidated Debt Service Coverage Ratio to be less than the following ratios corresponding to the following dates:
(a) 1 to 1 on December 31, 1997, (b) 1.17 to 1 on December 31, 1998, (c) 1.35 to
1 on December 31, 1999, and (d) 1.35 to 1 on December 31, 2000 and each December 31 thereafter.

         SECTION 8.4. Consolidated Total Liabilities to Consolidated Net Worth. The Company shall not permit, at the Closing Date and at the end of each calendar quarter of the Company during the term of this Agreement, the ratio obtained by dividing (a) Consolidated Total Liabilities at such time minus the Obligations outstanding at such time by (b) Consolidated Net Worth at such time plus the Obligations outstanding at such time to be greater than the following ratios corresponding to the following periods: (i) 3.3 to 1 at Closing Date and through and including September 30, 1997, (ii) 2.75 to 1 October 1, 1997, through and including September 30, 1998, (iii) 2.2 to 1 October 1, 1998 through and including September 30, 1999, (iv) 1.65 to 1 October 1, 1999 through and including September 30, 2000, and (v) 1.1 to 1

October 1, 2000 for each calendar quarter occurring thereafter.

         SECTION 8.5. Government Required Ratios. The Company shall cause American European and its educational institutions to comply with all requirements of the DOE with respect to institutional eligibility to participate in Title IV programs under the Higher Education Act of 1965 (20 U.S.C. 1070 et seq.), as amended from time to time, including, but not limited to, meeting the standards of administrative capability and financial responsibility published by the DOE from time to time, or to take such other action as may be necessary, to qualify American European or its educational institutions for the GSL Program and to maintain its good standing thereunder.

         SECTION 8.6. Enrollment. The Company shall not permit, as of the end of the established student withdrawal period, the aggregate student enrollment for all educational institutions now or hereafter operated by the Company and its Subsidiaries (other than The American College in Dubai), in any two consecutive academic quarters a decline in enrollment of in excess of 7.75% in each such academic quarter when compared with the corresponding academic quarter for the immediately prior academic year, provided, however, that, for purposes of this
Section 8.6, the academic quarters to be considered shall include only the Fall, Winter and Spring academic quarters. The Company shall deliver, within five days after the end of the established student withdrawal period for each such academic quarter, the aggregate student enrollment for such academic quarter together with the other aggregate student enrollment numbers and the computations required under this Section 8.6.

         SECTION 8.7. Government Default Rate. The Company shall not permit the cohort default rate with respect to the academic institutions operated by the Company and its Subsidiaries, as defined in Section 435(m) of the Higher Education Act of 1965 (20 U.S.C. 1085(m)), as amended from time to time, and as published by the DOE, on student loans provided through the GSL Program to exceed 22% for any educational institution operated by the Company and its Subsidiaries.


                                  ARTICLE IX

                                    WARRANTS

         SECTION 9.1. Issuance and Sale. In consideration of the payment by Stratford to the Company of One Hundred and No/100 Dollars ($100.00) receipt of which is hereby acknowledged, the Company hereby agrees to issue and sell to Stratford on the Closing Date _Eighty-Eight Thousand Eight Hundred and Sixty-Three (88,863) Warrants.

         SECTION 9.2. Exercise of Warrants. (a) The Warrants may be exercised in whole or in part at any time on or prior to the Warrant Expiration Date. The Warrants shall be exercised by presentation of the Warrant Certificate evidencing the Warrants to be exercised, with the form of election to purchase on the reverse thereof duly completed and signed, to the Company at the offices of Company as set forth on the signature page of this Agreement, together with payment of the aggregate Warrant Exercise Price for the number of Warrant Shares in respect of which such Warrants are being exercised in lawful money of the United States of America; provided, that, to the extent the Warrant Holder exercising such Warrants is also the holder of the Note, such Warrant Holder may elect, by written notice to the Company delivered with such presentation, to elect to pay the applicable Warrant Exercise Price by offsetting the principal balance of the Note by an amount equal to the aggregate Warrant Exercise Price payable in connection with such exercise of Warrants. No prepayment penalty will be owing by the Company to such Warrant Holder upon any such offset. In the event the applicable Warrant Holder makes such election, the principal balance of the Note will be deemed to be reduced by such amount on the date of such presentation. Upon such presentation, the Company shall issue and cause to be delivered to or upon the written order of the registered Holder(s) of such Warrants and in such name or names as such registered Holder(s) may designate, a certificate for the Warrant Share or Warrant Shares issued upon such exercise of such Warrants. Any Person(s) so designated to be named therein shall be deemed to have become holder(s) of record of such Warrant Share or Warrant Shares as of the date of exercise of such Warrants; provided, that no Warrant Holder will be permitted to designate that such Warrant Shares be issued to any Person other than such Warrant Holder unless each condition to transfer contained in Section 9.7 hereof which would be applicable to a transfer of Warrants or Warrant Shares has been satisfied.

                  (b) If less than all of the Warrants evidenced by a Warrant Certificate are exercised at any time, a new Warrant Certificate or Certificates shall be issued for the remaining number of Warrants evidenced by such Warrant Certificate. All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled.

                  (c) The Company shall not be required to issue fractional shares of any Common Stock upon exercise of any Warrants issued by it, but shall pay for any such fraction of a share an amount in cash equal to the value of such fractional share determined by the Company's board of directors in good faith.

                  (d) The Company will pay all Taxes attributable to the initial issuance of Warrant Shares upon the exercise of the Warrants issued by it; provided that each Warrant Holder shall use its reasonable efforts to avoid any such Tax on the issuance of Warrant Shares; and provided further that the Company shall not be required to pay any income Tax or any other Tax which may be payable in respect of any transfer involved in the issue of any Warrant Certificate or any certificate for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of such a Warrant, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         SECTION 9.3. Adjustment of Warrant Exercise Price and Number of Warrant Shares Purchasable. The number of Warrant Shares purchasable upon the exercise of each Warrant is subject to adjustment from time to time upon the occurrence of any of the events enumerated in this Section 9.3.

                  (a) In the event that the Company shall at any time after the date of this Agreement (i) declare a dividend on the Common Stock in shares of its capital stock (whether shares of such Common Stock or of capital stock of any other class of the Company), (ii) split or subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, the number of Warrant Shares purchasable upon an exercise of each Warrant after the time of the record date for such dividend or of the effective date of such split, subdivision or combination shall be adjusted to equal the number of shares of Common

Stock which a Holder having the same number of shares of Common Stock as the number of Warrant Shares into which each Warrant is exercisable immediately prior to such record date or effective date, as the case may be, would own or be entitled to receive after such record date or effective date.

                  (b) In the event that the Company shall at any time after the date of this Agreement (i) issue any shares of Common Stock (other than the Warrant Shares, shares issuable upon exercise of the Employee Options or the shares issuable upon exercise of the Senior Lender Warrants) without consideration or at a price per share less than the Stipulated Equity Value, or
(ii) issue options, rights or warrants to subscribe for or purchase such Common Stock (or securities convertible into such Common Stock) (other than the Senior Lender Warrants and Employee Options) without consideration or at a price per share (or having a conversion price per share, if a security convertible into such Common Stock) less than the Stipulated Equity Value immediately prior to such issuance, the number of Warrant Shares purchasable upon an exercise of each Warrant after the date of such issuance shall be adjusted to equal the product obtained by multiplying the number of Warrant Shares into which each Warrant is exercisable immediately prior to the date of such issuance by a fraction, the numerator shall be the number of shares of Common Stock outstanding on a Fully Diluted Basis immediately after such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding on a Fully Diluted Basis immediately prior to such issuance plus the number of shares of such Common Stock which the aggregate offering price of the total number of shares of such Common Stock so to be issued or to be offered for subscription or purchase (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at the Stipulated Equity Value immediately prior to such issuance. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined by a Qualified Appraiser reasonably acceptable to the Majority Warrant Holders (the cost of the engagement of said investment banking firm to be borne by the Company). Shares of such Common Stock owned by or held for the account of the Company or any Subsidiary thereof shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever the date of such issuance is fixed (which date of issuance shall be the record date for such issuance if a record date therefor is fixed); and, in the event that such shares or options, rights or warrants are not so issued, the number of Warrant Shares into which each Warrant is exercisable shall again be adjusted to be such number of Warrant Shares into which each Warrant is exercisable if the date of such issuance had not been fixed.

                  (c) In case the Company shall make a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving corporation but excluding any Distribution permitted by Section 7.1 hereof) of evidences of its indebtedness or assets (including cash), the number of Warrant Shares into which each Warrant is exercisable after such date of distribution shall be adjusted to equal the product obtained by multiplying the number of Warrant Shares purchasable upon an exercise of each Warrant immediately prior to such date by a fraction, the numerator of which shall be the Stipulated Equity Value immediately prior to such distribution, and the denominator of which shall be the Stipulated Equity Value immediately prior to such distribution less the fair market value as determined by a Qualified Appraiser reasonably acceptable to the Majority Warrant Holders (the cost of the engagement of said investment banking firm to be borne by the Company) of the portion of the assets or evidences of indebtedness so to be distributed applicable to one share of Common Stock. Such adjustment shall be made successively whenever a date for such distribution is fixed (which date of distribution shall be the record date for such issuance if a record date therefor is fixed); and, if such distribution is not so made, the number of Warrant Shares into which each Warrant is exercisable shall again be adjusted to be such number of Warrant Shares which would then be in effect if the date of such distribution had not been fixed.

                  (d) No adjustment in the number of Warrant Shares purchasable upon an exercise of each Warrant shall be required unless such adjustment would require an increase or decrease of at least one-tenth of one percent (.1%) in such number of Warrant Shares; provided that any adjustments which by reason of this Section 9.3(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 9.3 shall be made to the nearest hundredth of one percent.

                  (e) The Warrant Exercise Price in effect immediately prior to any adjustment of the number of Warrant Shares into which each Warrant is exercisable shall be simultaneously adjusted (but not below the par value of the Common Stock) by multiplying the Warrant Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares into which each Warrant is exercisable immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares into which each Warrant is exercisable immediately after such adjustment.

                  (f) In the event of any capital reorganization of the Company, or of any reclassification of any Common Stock for which any Warrant is exercisable (other than a subdivision or combination of outstanding shares of such Common Stock), or in case of the consolidation of the Company with or the merger of the Company with or into any other corporation or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other Person, each Warrant shall after such capital reorganization, reclassification of such Common Stock, consolidation, merger or sale be exercisable, upon the terms and conditions specified in this Agreement, for the number of shares of stock or other securities or assets to which a holder of the number of Warrant Shares purchasable (at the time of such capital reorganization, reclassification of such Common Stock, consolidation, merger or sale) upon exercise of such Warrant would have been entitled upon such capital reorganization, reclassification of such Common Stock, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth in this
Section 9 with respect to the rights thereafter of such Warrant shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or assets thereafter deliverable on the exercise of such Warrants. The Company shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets or the appropriate corporation or entity shall assume, by written instrument, the obligation to deliver to each Warrant Holder the shares of stock, securities or assets to which, in accordance with the foregoing provisions, such Warrant Holder may be entitled pursuant to this Section 9.4(f).

                  (g) If any question shall at any time arise with respect to the adjusted number of Warrant Shares, such question shall be determined by the independent firm of certified public accountants of recognized national standing selected by the Company and approved by the Majority Warrant Holders.

                  (h) Notwithstanding anything in this Section 9.3 to the contrary, the Company shall not be permitted to take any action described in this Section 9.3 (such as, but not by way of limitation, any dividend, consolidation merger or reorganization) if such action is prohibited under any other provision of this Agreement, including, without limitation, any provision of Article VII hereof.

                  (i) As used in this Section 9.3, "Stipulated Equity Value" initially means the greater of (i) $5.00 per share (the "Fixed Price Equity Value") or (ii) the Market Value at the date of the event triggering the adjustment provisions of this Section 9.3; provided, that (A) after giving effect to any event described in Section 9.3(a) or (b) hereof, the Fixed Price Equity Value shall be adjusted to an amount equal to the quotient obtained by dividing (1) the product of the number of outstanding shares of Common Stock of the Company on a Fully Diluted Basis immediately prior to the occurrence of such event times the Fixed Price Equity Value immediately prior to the occurrence of such event, by (2) the number of outstanding shares of Common Stock of the Company on a Fully Diluted Basis immediately after giving effect to such event, and (B) after giving effect to any event described in Section 9.3(c) hereof, the Fixed Price Equity Value shall be adjusted to an amount equal to the quotient obtained by dividing (1) the remainder of (a) the product of the number of outstanding shares of Common Stock of the Company on a Fully Diluted Basis times the Fixed Price Equity Value immediately prior to the occurrence of such event, minus (b) the fair market value of the aggregate evidence of the Company's indebtedness and assets distributed to the holders of Common Stock, by (2) the number of outstanding shares of Common Stock of the Company on a Fully Diluted Basis.

         SECTION 9.4. Notices to Warrant Holders. Upon any adjustment of the Warrant Exercise Price of any Warrant pursuant to Section 9.4, the Company shall promptly, but in any event within thirty (30) days thereafter, cause to be given to each Warrant Holder, at its address appearing on the Warrant Register, by first class mail, postage prepaid, a certificate signed by the Company's Financial Officer setting forth the Warrant Exercise Price as so adjusted and the number of Warrant Shares issuable upon the exercise of each Warrant as so adjusted and describing in reasonable detail the facts accounting for such adjustment and the method of calculation used. Where appropriate, such certificate may be given in advance and included as part of the notice required to be mailed under the other provisions of this Section 9.4.

                  In the event:

                  (a) that the Company shall authorize the issuance to all holders of its Common Stock of rights or warrants to subscribe for or purchase capital stock of the Company or of any other subscription rights or warrants; or

                  (b) that the Company shall authorize the distribution to all holders of its Common Stock of evidences of its indebtedness or assets; or

                  (c) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any capital reorganization or reclassification or change of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or

                  (d) of the voluntary dissolution, liquidation or winding up of the Company; or

                  (e) that the Company proposes to take any other action which would require an adjustment of the Warrant Exercise Price of the Warrants issued by it pursuant to Section 9.3;

then the Company shall cause to be given to each Warrant Holder at such Warrant Holder's address appearing on the Warrant Register, at least twenty (20) days prior to the applicable record date hereinafter specified, by first class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of Common Stock to be entitled to receive any such rights, warrants or distribution are to be determined, or (ii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up.

         SECTION 9.5. Put Rights. (a) At any time on or after October 8, 2003, until the earlier of the completion of a Qualified Public Offering or the Warrant Expiration Date, any Warrant Holder ("Exercising Warrant Holder") may, by written notice of such intent to the Company (the "Put Notice"), require the Company to purchase all of the Exercising Warrant Holder's Warrants and Warrant Shares at the Put Price determined as of the date of the Put Notice. The Put Notice shall set forth a date (which shall be not less than sixty (60) days, nor more than ninety (90) days after the date of the Put Notice and which shall be a Business Day) (the "Put Closing Date") for the purchase and sale of the Exercising Warrant Holders Warrants and Warrant Shares. On the Put Closing Date, the Exercising Warrant Holder shall deliver the certificates evidencing the Warrants and Warrant Shares held by the Exercising Warrant Holder to the Company duly endorsed, free and clear of all Liens (other than any arising under this Agreement, the Shareholders Agreement or under applicable Securities Laws), and the Company shall pay to the Exercising Warrant Holder, in cash, an amount equal the sum of (i) the Put Price multiplied by the number of Warrant Shares held by the Exercising Warrant Holder, plus (ii) (A) the Put Price multiplied by the number of Warrant Shares which would be purchased upon an exercise of all unexercised Warrants held by the Exercising Warrant Holder, less (B) the aggregate Warrant Exercise Price which would be required to be paid by the Exercising Warrant Holder to exercise all unexercised Warrants held by the Exercising Warrant Holder. The amount payable by the Company to the Exercising Warrant Holder upon exercise of the Put shall be paid by certified or cashier's check, by wire transfer or other immediately available funds. In the event the Put Notice is delivered prior to the Warrant Expiration Date, the Put shall remain enforceable notwithstanding that the Warrant Expiration Date may occur prior to the Put Closing Date. The failure of the Exercising Warrant Holder to deliver the certificates evidencing the Warrants and/or Warrant Shares held by the Exercising Warrant Holder to the Company shall not limit or impair the right of Exercising Warrant Holder to receive the consideration to be paid to the Exercising Warrant Holder upon exercise of the Put. However, the Company may withhold payment of such consideration pending receipt from the Exercising Warrant Holder of such certificates or evidence that such certificates have been mutilated, lost, stolen or destroyed as contemplated by Section 9.9 hereof. Pending delivery of such certificate(s) (or other evidence), the consideration to be paid to the Exercising Warrant Holder shall be held in trust by the Company for the Exercising Warrant Holder and shall be set aside in a separate account for the benefit of the Exercising Warrant Holder, segregated from the other assets of the Company.

                  (b) If the Company is unable to purchase all Warrants and Warrant Shares of the

Exercising Warrant Holder on the Put Closing Date due to state law restrictions, the Company shall purchase all Warrants and Warrant Shares which it is then permitted to purchase without violating such state law restrictions (on a pro rata basis from each Exercising Warrant Holder), and the Company shall purchase the remaining Warrants and Warrant Shares as soon thereafter as possible without violating such state law restrictions; provided, that in the event the purchase of such remaining securities is postponed for more than ninety (90) days following the original Put Closing Date, the Exercising Warrant Holder shall have the right to have the Put Price redetermined as of such date and may elect to have the Put Price be the higher of the original Put Price or the Put Price determined at such later date.

         SECTION 9.6. Reservation and Issuance of Warrant Shares. (a) The Company will at all times have authorized, and reserve and keep available, free from preemptive rights, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon the exercise of the Warrants, the number of shares of Common Stock deliverable upon exercise of all outstanding Warrants.

                  (b) Before taking any action which would cause an adjustment pursuant to Section 9.3 hereof reducing the Warrant Exercise Price below the then par value (if any) of the Warrant Shares the Company will take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Warrant Exercise Price as so adjusted.

                  (c) The Company covenants that all Warrant Shares issued by it will, upon issuance in accordance with the terms of this Agreement, be fully paid and nonassessable and free from all Taxes with respect to the issuance thereof and free from all liens.

         SECTION 9.7. Restrictions on Transfer. Stratford understands and agrees that the Warrants and Warrant Shares have not been registered under the Securities Act, and that accordingly, they will not be fully transferable except as permitted under various exemptions contained in the Securities Act, or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act. Stratford acknowledges that it must bear the economic risk of its investment in the Warrants and Warrant Shares for an indefinite period of time (subject, however, to the Company's obligations with respect to the Put and the Company's obligation to register the Registrable Securities pursuant to
Article X hereof) since they have not been registered under the Securities Act and therefore cannot be sold unless they are subsequently registered or an exemption from registration is available. Absent an effective notification under Regulation A or a registration statement under the Securities Act covering the disposition of the Warrants and Warrant Shares, Stratford will not sell, transfer, assign, pledge, hypothecate or otherwise dispose of any or all of the Warrants or Warrant Shares without first providing the Company with an opinion of counsel to the effect that such sale, transfer, assignment, pledge, hypothecation or other disposition will be exempt from the registration and prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable state securities laws.

         SECTION 9.8. Registration, Transfer and Exchange of Certificates. (a) The Company shall maintain at the offices of Company as set forth on the signature pages of this Agreement, the Warrant Register for registration of the Warrants and Warrant Certificates and transfers thereof. On the Closing Date, the Company shall register the outstanding Warrants and Warrant Certificates in the name of Stratford. The Company may deem and treat the registered Warrant Holder(s) as the absolute owner(s) of the Warrants registered to such holders and (notwithstanding any notation of ownership or other writing on the Warrant Certificates made by any person) for the purpose of any exercise thereof or any distribution to the Warrant Holder(s), and for all other purposes.

                  (b) Upon satisfaction of each condition set forth in Section
9.7 hereof, the Company shall register the transfer of any outstanding Warrants in the Warrant Register upon surrender of the Warrant Certificate(s) evidencing such Warrants to the Company at the offices of Company as set forth on the signature pages of this Agreement, accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to it, duly executed by the registered Warrant Holder of by the duly appointed legal representative thereof. Upon any such registration of transfer, new Warrant Certificate(s) evidencing such transferred Warrants shall be issued to the transferee(s) and the surrendered Warrant Certificate(s) shall be cancelled. If less than all the Warrants evidenced by a Warrant Certificate(s) surrendered for transfer are to be transferred, a new Warrant Certificate(s) shall be issued to the Warrant Holder surrendering such Warrant Certificate(s) evidencing such remaining number of Warrants.

                  (c) Warrant Certificates may be exchanged at the option of the Warrant Holder(s) thereof, when surrendered to the Company at the offices of Company as set forth on the signature pages of this Agreement, for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange shall be cancelled.

                  (d) No charge shall be made for any such transfer or exchange except for any tax or other governmental charge imposed in connection therewith.

         SECTION 9.9. Mutilated or Missing Warrant Certificates. If any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and, if requested, indemnity satisfactory to it. No service charge shall be made for any such substitution, but all expenses and reasonable charges associated with procuring such indemnity and all stamp, tax and other governmental duties that may be imposed in relation thereto shall be borne by the holder of such Warrant Certificate.


                                    ARTICLE X

                               REGISTRATION RIGHTS

         SECTION 10.1. Demand Registration. (a) Subject to the limitations provided herein, at any time after the effective date of the Company's first registration statement under the Securities Act, upon the written request (specifying that it is being made pursuant to this Section 10.1) of one or more Holders of Restricted Securities representing 51% or more of the Restricted Securities at the time outstanding, requesting that the Company effect the registration under the Securities Act of all or part of such Holders' Registrable Securities, and specifying (x) the intended method of disposition thereof, (y) whether or not such requested registration is to be an underwritten offering, and (z) the price range (net of underwriting discount and commissions) acceptable to such Holder or Holders to be received for such Registrable Securities, the Company will within ten (10) business days after the Company receives such written request give written notice of such requested registration to all other Holders of Registrable Securities and thereupon the Company will use reasonable efforts to effect an effective registration under the Securities Act of:

                  (i) the Registrable Securities which the Company has been so requested to register by such Holders; and

                  (ii) all other Registrable Securities which the Company has been requested to register by the other Holders thereof by written request given to the Company within 30 days after the giving of such written notice by the Company (which request shall specify the same information called for by the original request to effect registration described above), all to the extent requisite to permit the disposition (in accordance with Section 10.1(b) hereof) of the Registrable Securities so to be registered.

If the Company is required to effect a registration pursuant to this Section
10.1 and the Company furnishes to the Holders of Registrable Securities requesting such registration a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed on or before the date such filing would otherwise be required hereunder and it is therefore necessary to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request for such registration from the Holder or Holders of Registrable Securities requesting such registration; provided that during such time the Company may not file a registration statement for securities to be issued and sold for its own account or that of anyone other than the Holder or Holders of Registrable Securities requesting such registration.

                  (b) The Holders of a majority of the Registrable Securities to be included in such registration statement shall determine the method of distribution of the Registrable Securities so included; provided, however, that if no agreement of Holders of a majority of the Registrable Securities to be included in such registration statement is obtained, then if Holders of thirty percent (30%) of the Registrable Securities to be included in such registration statement request an underwritten public offering, an underwritten public offering shall be the method of distribution with other methods permitted to the extent the managing underwriter for such offering, in its sole discretion, agrees to other methods of distribution being covered by such registration statement.

                  (c) Whenever the Company shall effect a registration pursuant to this Section 10.1 in connection with an underwritten offering, no securities other than Registrable Securities shall be included among the securities covered by such registration unless (i) the managing underwriter of such offering shall have advised each Holder of Registrable Securities to be covered by such registration in writing that the inclusion of such other securities would not adversely affect such offering or (ii) the Holders of a majority or more of all Registrable Securities to be covered by such registration shall have consented in writing to the inclusion of such other securities.

                  (d) Registrations under this Section 10.1 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Company and as shall be reasonably acceptable to the Holders of a majority or more of the Registrable Securities to be registered, and (ii) as shall permit the disposition of such Registrable Securities in accordance with the method or methods of disposition selected pursuant to Section 10.1(b).

                  (e) Except as otherwise provided in this Section 10.1 or in
Section 10.2, all expenses incurred in connection with an effective registration pursuant to Section 10.1 and each registration pursuant to Section 10.2 (excluding in each case underwriter's discounts and commissions applicable to Registrable Securities), including, without limitation, in each case, all registration, filing and National Association of Securities Dealer fees; all fees and expenses of complying with securities or blue sky laws; all word processing, duplicating and printing expenses, messenger, delivery and shipping expenses; fees and disbursements of the accountants and counsel for the Company including the expenses of any special audits or "cold comfort" letters or opinions required by or incident to such registrations; and the reasonable fees and disbursements of one firm of counsel retained by the Holders of such Registrable Securities, premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Registrable Securities, any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions, if any, shall be borne by the Company. In all cases, each Holder of Registrable Securities shall pay the underwriter's discounts and commissions applicable to the securities sold by such Holder.

                  (f) A registration requested pursuant to this Section 10.1 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective (unless a substantial cause of the failure of such registration statement to become effective shall be attributable to one or more Holders of Registrable Securities whose Restricted Securities were to have been included in such registration statement), (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason, resulting in a failure to consummate the offering of Registrable Securities offered thereby, (iii) if after a registration statement with respect thereto has become effective, the offering of Registrable Securities offered thereby is not consummated due to factors beyond the control of the Holders of such Registrable Securities, including without limitation in the context of a proposed firm commitment underwriting, the fact that the underwriters have advised the Holders of such Registrable Securities that such Registrable Securities cannot be sold at a net price equal to or above the net price anticipated at the time of filing of the preliminary prospectus or (iv) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied (unless a substantial cause of such conditions to closing not being satisfied shall be attributable to one or more Holders of Registrable Securities whose Registrable Securities were included in such registration statement).

                  (g) If a requested registration pursuant to this Section 10.1 involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the Company with the approval of the Holders of a majority or more of the Registrable Securities to be so registered.

                  (h) If a requested registration pursuant to this Section 10.1 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each Person requesting registration) that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the Holders of a majority or more of the Registrable Securities requested to be included in such registration, then the Registrable Securities requested to be registered pursuant to this Section 10.1 shall be reduced to the number of Registrable Securities which the Company is so advised can be sold in (or during the time of) such offering by first decreasing any securities to be registered on behalf of any other Person other than the Holder requesting such registration and second, but only if the number of securities to be registered by all such other Persons shall have been reduced to zero, by decreasing the Other Securities requested to be registered (pro rata among the Persons requesting such registration on the basis of the percentage of Other Securities held by such Person immediately prior to the filing of the registration statement with respect to such registration) and then, to the extent necessary, by decreasing the Registrable Securities (other than the Other Securities) requested to be registered (pro rata among the Persons requesting such registration on the basis of the percentage of Registrable Securities (other than Other Securities) held by such Person immediately prior to the filing of the registration statement with respect to such registration). In connection with any registration as to which the provisions of this clause (h) apply, no securities other than Registrable Securities shall be covered by such registration.

                  (i) Notwithstanding the other provisions of this Section 10.1, the Company shall not be required by this Section 10.1 to effect more than one effective registration statement; provided, however, the Company shall be required by this Section 10.1 to effect, at the sole expense of the holders of Registrable Securities requesting registration (unless such registration is a demand registration exercised pursuant to the other provisions of this Section
10.1 in which case the Company will bear the expenses of such registration in accordance with Section 10.1(e)), an unlimited number of registrations on Form S-3 (or any successor similar form), provided that the Registrable Securities to be registered thereon are expected to have an aggregate disposition price (before deductions for underwriting discounts and commissions) of at least $500,000.

         SECTION 10.2. Piggyback Registration. (a) If the Company at any time proposes to register any of its securities under the Securities Act (other than by a registration on Form S-8, S-4 or any successor similar forms or any other form not available for registering the Registrable Securities) for sale to the public and other than pursuant to Section 10.1, whether or not for sale for its own account, it will each such time, at least 30 days prior to filing the registration statement, give written notice to all Holders of Registrable Securities of its intention to do so. Upon the written request of any such Holder made within 15 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of disposition thereof), the Company will use reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders of such Registrable Securities, to the extent requisite to permit the disposition (determined pursuant to the provisions of Section 10.1(b) of the Registrable Securities so to be registered, provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay expenses in accordance with Section 10.1(e)), without prejudice, however, to the rights of any Holder or Holders of Registrable Securities entitled to do so to request that such registration be effected as a registration under Section 10.1, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities being registered pursuant to this
Section 10.2, for the same period as the delay in registering such other securities. No registration effected under this Section 10.2 shall relieve the Company of its obligation to effect any registration upon request under Section 10.1.

                  (b) If (i) a registration pursuant to this Section 10.2 involves an underwritten offering of the securities so being registered, whether or not for sale for the account of the Company, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing, whether or not the Registrable Securities so requested to be registered for sale for the account of Holders of Registrable Securities are also to be included in such underwritten offering, and (ii) the managing underwriter of such underwritten offering shall inform the Company and the Holders of the Registrable Securities requesting such registration by letter of its belief that the number of securities requested to be included in such registration exceeds the number which can be sold in (or during the time of) such offering, then the Company will include in such offering, first, all securities proposed by the Company to be sold for its own account, second, all securities of the Company owned by the Senior Lender or The Robinson-Humphrey Company, Inc. ("RH"), but only to the extent that registration is requested hereunder in connection with a registration required because of an exercise of demand registration rights under
Section 14.1 of the Warrant Agreement dated as of the date hereof between the Company and the Senior Lender or under Section 3.1 of the Registration and Anti-Dilution Rights Agreement dated as of the date hereof between the Company and RH, third, the number of Registrable Securities and other securities of the Company requested hereunder to be included in such registration by decreasing the number of Registrable Securities and securities of the Company owned by the Senior Lender and RH requested to be included in such registration (pro rata on the basis of the number of shares of such securities held by such Person immediately prior to the filing of the registration statement with respect to such registration) to the extent in the registration to the level recommended by the managing underwriter and fourth, all other securities of the Company requested to be included in such registration.

         SECTION 10.3. Registration Procedures. If and whenever the Company is required to use reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 10.1 and 10.2, the Company will, subject to the limitations provided herein, as expeditiously as possible:

                  (a) prepare and (as soon thereafter as possible or in any event no later than 60 days after the end of the period within which requests for registration may be given to the Company or such longer period as the Company shall in good faith require to produce the financial statements required in connection with such registration) file with the Commission the requisite registration statement to effect such registration and thereafter use reasonable efforts to cause such registration statement to become effective, provided that the Company may discontinue any registration of its securities which are not Registrable Securities (and, under the circumstances specified in Section 10.1(f)(iii) its securities which are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto;

                  (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided, however, that the Company shall not in any event be required to keep the registration statement effective for a period of more than nine months after such registration statement becomes effective;

                  (c) furnish to each seller of Registrable Securities covered by such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, and such other documents, as such seller may reasonably request;

                  (d) use its reasonable best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller thereof shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect (provided, however, that the Company shall not in any event be required to keep such registration or qualification in effect for a period of more than nine months after such registration or qualification becomes effective), and take any other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subsection (d) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

                  (e) use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other United States Federal or state governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                  (f) furnish to each seller of Registrable Securities a copy, or, upon request, a signed counterpart, addressed and the underwriters, if any, of:

                  (i) an opinion of counsel for the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), and

                  (ii) a "comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have audited the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters as the underwriters, if any, may reasonably request;

                  (g) notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                  (h) otherwise use reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security Holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and will furnish to each such seller, upon request of such seller, at least five days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which any such seller shall have delivered to the Company an opinion of counsel that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

                  (i) provide and cause to be maintained a transfer agent for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

                  (j) use its reasonable best efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any of the Registrable Securities is then listed; and

                  (k) except with respect to registrations made pursuant to
Section 10.1(i), refrain from making any sale or distribution of any equity securities of the Company, except pursuant to any employee stock option plan and any preexisting agreement for the sale of such securities, for at least ninety
(90) days after the closing of the public offering pursuant to such registration.

         It shall be a condition precedent to the obligations of the Company to take any action with respect to registering a Holder's Registrable Securities pursuant to this Section 10.3 that such seller of Registrable Securities as to which any registration is being effected furnish the Company in writing such information regarding such seller, the Registrable Securities and other securities of the Company held by such seller, and the distribution of such securities as the Company may from time to time reasonably request in writing. If a Holder refuses to provide the Company with any of such information on the grounds that it is not necessary to include such information in the registration statement, the Company may exclude such Holder's Registrable Securities from the registration statement if the Company provides such Holder with an opinion of counsel to the effect that such information must be included in the registration statement and such Holder thereafter continues to withhold such information. The deletion of such Holder's Registrable Securities from a registration statement shall not affect the registration of the other Registrable Securities to be included in such registration statement.

         Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 10.3(g), such Holder will forthwith discontinue such Holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 10.3(g) and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

         SECTION 10.4. Underwritten Offerings. (a) If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a registration requested under Section 10.1 except Section 10.1(i), the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to each Holder of Registrable Securities being registered, the Company and the underwriters and to contain such representations and warranties by the Company and each such Holder and such other terms as are generally prevailing in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 10.6. Each such Holder of Registrable Securities will cooperate with the Company in the negotiation of the underwriting agreement and will give consideration to the reasonable requests of the Company regarding the form thereof, provided, that nothing herein contained shall diminish the foregoing obligations of the Company. Any such Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder's Registrable Securities and other securities of the Company, such Holder's intended method of distribution, and any representations, warranties or agreements required by law.

                  (b) If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by Section 10.2 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any Holder of Registrable Securities as provided in Section 10.2 and subject to the provisions of Section 10.2(b), arrange for such underwriters to include all the Registrable Securities to be offered and sold by such Holder owning the securities to be distributed by such underwriters. In such event, the Holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters. Any such Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder's Registrable Securities or other securities of the Company, such Holder's intended method of distribution and any representations, warranties or agreements required by law.

         SECTION 10.5. Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the Holders of Registrable Securities registered under such registration statement, their underwriters, if any, and one counsel or firm of counsel representing all the Holders of Registrable Securities to be registered under such registration statement, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

         SECTION 10.6. Indemnification. (a) In the event any Registrable Securities are included in a registration statement under this Section 10, to the extent permitted by law, the Company will, and hereby does, indemnify and hold harmless the seller of any Registrable Securities covered by such registration statement, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or any such director or officer or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such seller and each such director, officer, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises solely out of or is based solely upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such seller expressly for use in the preparation thereof or the failure of such seller to furnish such information, and provided further that the Company shall not be liable to any person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such seller.

                  (b) Indemnification by the Sellers. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 10.3, that the Company shall have received an undertaking satisfactory to it from the prospective seller of such securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 10.6) each underwriter, each Person who controls such underwriter within the meaning of the Securities Act, the Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in strict conformity with written information furnished to the Company by such seller expressly for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided that such prospective seller shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of any underwriter, the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller. In no event shall the liability of any selling holder of Registrable Securities under this Section 10.6(b) be greater in amount than the dollar amount of the proceeds received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

                  (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 10.6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 10.6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties shall exist in respect of such claim, the indemnifying parties shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                  (d) Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Section 10.6 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority other than the Securities Act.

                  (e) Indemnification Payments. The indemnification required by this Section 10.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                  (f) Contribution. If the indemnification provided for in this
Section 10.6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 10.6(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 10.6(f) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 10.6(f), no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason on such untrue or alleged untrue statement or omission or alleged omission, and no selling holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such selling holder were offered to the public exceeds the amount of any damages which such selling holder has otherwise been required to pay by reason of such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  If indemnification is available under this Section 10.6, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 10.6(a) through Section 10.6(e) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 10.6(f).

         SECTION 10.7. Reporting Requirements Under Securities Exchange Act of 1934. (a) When it is first legally required to do so, the Company shall register its Common Stock under Section 12 of the

Exchange Act (as hereinafter defined) and shall keep effective such registration and shall timely file such information, documents and reports as the Commission may require or prescribe under Section 13 of the Exchange Act. From and after the effective date of the first registration statement filed by the Company under the Securities Act, the Company shall (whether or not it shall then be required to do so) timely file such information, documents and reports which a corporation, partnership or other entity subject to Section 13 or 15(d) (whichever is applicable) of the Exchange Act is required to file.

                  Immediately upon becoming subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, the Company shall forthwith upon request furnish any Holder of Registrable Securities (i) a written statement by the Company that it has complied with such reporting requirements, (ii) a copy or the most recent annual or quarterly report of the Company, and (iii) such other reports and documents filed by the Company with the Commission as such Holder may reasonably request in availing itself of an exemption for the sale of Registrable Securities without registration under the Securities Act. The Company acknowledges and agrees that the purposes of the requirements contained in this Section 10.7 are (i) to enable any such Holder to comply with the current public information requirement contained in Paragraph
(c) of Rule 144 under the Securities Act should such Holder ever wish to dispose of any of the securities of the Company acquired by it without registration under the Securities Act in reliance upon Rule 144 (or any other similar exemptive provision) and (ii) to qualify the Company for the use of registration statements on Form S-3. In addition, the Company shall take such other measures and file such other information, documents and reports, as shall hereafter be required by the Commission as a condition to the availability of Rule 144 under the Securities Act (or any similar exemptive provision hereafter in effect) and the use of Form S-3. The Company also covenants to use its best efforts, to the extent that it is reasonably within its power to do so, to qualify for the use of Form S-3.

         SECTION 10.8. Shareholder Information. The Company may require each Holder of Registrable Securities as to which any registration is to be effected pursuant to this Section 10 to furnish the Company such information in writing with respect to such Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith.

         SECTION 10.9. Forms. All references in this Agreement to particular forms of registration statements are intended to include, and shall be deemed to include, references to all successor forms which are intended to replace, or to apply to similar transactions as, the forms herein referenced.


                                   ARTICLE XI

                                    DEFAULTS

         SECTION 11.1. Events of Default. If one or more of the following events (collectively "Events of Default" and individually an "Event of Default") shall have occurred and be continuing:

                  (a) the Company shall fail to pay when due any principal on the Note or any amount payable upon an exercise of the Put;

                  (b) the Company shall fail to pay when due any interest on the Note or any fees or other amounts payable by the Company hereunder or under any other Transaction Document (other then the amounts referenced in Section 11.1(a) above) and such failure shall continue for five (5) days following the date written notice of such failure is given by Stratford to the Company;

                  (c) the Company shall fail to observe or perform any covenant or agreement contained in Article VII or Article VIII hereof;

                  (d) the Company shall fail to observe or perform any covenant or agreement contained in this Agreement, or any other Transaction Documents (other than those covenants referenced in Sections 11.1(a), (b) and (c)) and such failure shall continue for a period of thirty (30) days following the earlier of (i) the discovery of such failure by an Authorized Officer of the Company, or (ii) the date notice of such failure is given by Stratford to the Company; provided, that, such thirty (30) day period shall be extended for up to thirty (30) additional days if (A) such failure is susceptible of being cured within such additional period, and (B) the Company commences such cure within the initial thirty (30) day period and diligently pursues such cure thereafter.

                  (e) any representation, warranty, certification or statement made or deemed to have been made by the Company in this Agreement or any of the other Transaction Documents or by the Company or any other Person on behalf of the Company in any certificate, financial statement or other document delivered pursuant to this Agreement or any of the other Transaction Documents, shall prove to have been incorrect in any material respect when made;

                  (f) a default or event which, with the giving of notice, lapse of time or both could (unless cured or waived) become a default, shall occur under the terms of any Debt of the Company or any of its Subsidiaries having a principal balance of $100,000 or more or having an aggregate principal balance of $200,000 or more, including, without limitation, the occurrence of a default or event of default under the Senior Loan Documents or any other condition or event shall occur which, with the giving of notice, lapse of time or both (unless cured or waived) will constitute a default or event of default thereunder, other than a default or an event of default pursuant to Sections 6.2 through 6.8 of the Senior Loan Agreement;

                  (g) the Company or any of its Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

                  (h) an involuntary case or other proceeding shall be commenced against the Company or any of its Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against the Company or any of its Subsidiaries under the federal bankruptcy laws as now or hereafter in effect;

                  (i) any judgment or order for the payment of money in excess of $250,000 or in the aggregate at any time in excess of $500,000 shall be rendered against the Company or any of its Subsidiaries and such judgment or order (i) shall continue unsatisfied and unstayed for a period of thirty (30) days or (ii) is not fully paid and satisfied at least ten (10) days prior to the date on which any of its assets may be lawfully sold to satisfy such judgment or order;

                  (j) the failure at any time for any reason of R. Steven Bostic to serve on a full-time basis as the chief executive officer of the Company and its Subsidiaries; it being understood and acknowledged by the parties hereto that an integral factor in the decision of Stratford to enter into this Agreement is the perceived management skill and expertise of said Person;

                  (k) (i) R. Steven Bostic and/or any other Related Party or Related Parties thereto shall fail or cease to own and control directly at least 75% of the issued and outstanding Voting Stock of the Company; provided, however, that in the event of a Qualified Public Offering of Class A Common Stock of the Company, such required percentage of ownership shall be reduced from 75% to 30%; and/or (ii) the Company shall cease to own and control all of the issued and outstanding Securities of Edutrek; and (iii) Edutrek shall cease to own and control directly all of the issued and outstanding Securities of American European, ACIL and Edutrek Systems, Inc., a Georgia corporation, and/or
(iv) American European shall cease to own and control at least 85% of the Voting Stock of AEMEC; and

                  (l) the Company or any of its Subsidiaries shall fail to maintain their respective accreditations by the Southern Association of Colleges and Schools ("SACS"), including failure to satisfy the capital criteria in accordance with the capital accreditation requirements of SACS;

then, so long as any such event is continuing, each Noteholder may without presentment, notice or demand (unless expressly provided for herein or in the other Transaction Documents) of any kind (including, without limitation, notice of intention to accelerate and acceleration), all of which are hereby waived, take all such actions as may be permitted by the Transaction Documents including without limitation, declaring the Note (together with accrued interest thereon) to be, and the Note shall thereupon become, immediately due and payable; provided that in the case of any of the Events of Default specified in Section 11.1(g) or (h), without any notice to the Company or any other act by any Noteholder, the Note (together with accrued interest thereon) shall become immediately due and payable.


                                   ARTICLE XII

                                  SUBORDINATION

         The Obligations shall be subordinate, junior and inferior in right of payment and priority to the payment and priority of the Senior Obligations on the terms and to the extent provided in the Senior Subordination Agreement.

                                  ARTICLE XIII

                                  MISCELLANEOUS

         SECTION 13.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopy or similar writing) and shall be given to such party at its address, telex or telecopy number set forth on the signature pages hereof or such other address, telex or telecopy number as such party may hereafter specify for the purpose by notice to the other party. Each such notice, request or other communication shall be effective (i) if given by telex or telecopy, when such telex or telecopy is transmitted to the telex or telecopy number specified in this
Section 13.1 and the appropriate answer back is received or receipt is otherwise confirmed, (ii) if given by mail, one (1) Business Day after deposit in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section 13.1.

         SECTION 13.2. No Waivers. No failure or delay by Stratford in exercising any right, power or privilege hereunder or under any Note or other Transaction Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law or in any of the other Transaction Documents.

         SECTION 13.3. Expenses; Indemnification. (a) The Company shall pay on demand (i) all out-of-pocket expenses reasonably incurred by Stratford, including reasonable fees and disbursements of counsel for Stratford, in connection with (A) Stratford's due diligence investigation and analysis of the Company and the transactions contemplated hereby and by the Ancillary Documents,
(B) the preparation and negotiation of this Agreement and the other Transaction Documents and the closing of the transactions contemplated hereby and thereby, and (C) any waiver or consent which may be granted in connection herewith, or any amendment hereof or of any other Transaction Document; and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by Stratford, including
(A) reasonable fees and disbursements of counsel to Stratford in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom, and (B) reasonable fees of auditors and consultants incurred by Stratford in connection therewith; provided, that, the Company will not be required to pay fees and expenses of counsel to Stratford incurred by Stratford in the prosecution or defense of any litigation arising under or pursuant to the Transaction Documents or any transactions contemplated hereby or thereby unless Stratford is the prevailing party in such litigation. All costs and expenses incurred by Stratford and to be paid by the Company hereunder shall bear interest from and after the date due at the Maximum Lawful Rate from the date such costs and expenses are incurred until the date such costs and expenses are paid to Stratford by the Company.

                  (b) The Company agrees to indemnify Stratford and hold Stratford harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel for Stratford in connection with any investigative, administrative or judicial proceeding, whether or not Stratford shall be designated a party thereto) which may be incurred by Stratford relating to or arising out of (a) this Agreement and any of the other Transaction Documents or any transactions contemplated hereby or thereby, (b) any actual or proposed use of proceeds of the Loan hereunder; (c) any collateral for the Loan, including without limitation, any liability, loss, damage, cost or expense incurred by Stratford with respect to, or resulting from (i) any delay in the payment of any and all sales, excise or other Taxes which may be payable or determined to be payable with respect to such collateral, or (ii) with respect to, or resulting from, any failure to comply with any or all laws, rules or regulations applicable to the Company, or any collateral which may hereafter be granted for the Loan, provided that Stratford shall not have the right to be indemnified hereunder for its own gross negligence or willful misconduct, IT BEING THE INTENTION HEREBY THAT STRATFORD SHALL BE INDEMNIFIED FOR THE CONSEQUENCES OF ITS OWN NEGLIGENCE. THE INDEMNITY CONTAINED IN THIS SECTION 13.3(B) IS IN ADDITION TO THE INDEMNITY CONTAINED IN SECTION 10.6.

         SECTION 13.4. Modification of Agreement; Sale of Interest. Any provision of this Agreement, the Notes or other Transaction Documents may be amended or waived if, but only if such amendment or waiver is in writing and is signed by the Majority Holder; provided that no such amendment or waiver shall, unless signed by all Noteholders (at any time that the Loan remains outstanding in whole or in part or Majority Warrant Holders if the Loan is no longer outstanding), (a) forgive any of the principal of or reduce the rate of interest on the Loan or any fees provided for hereunder, (b) postpone the dates fixed for payment of principal or interest on the Loan or any fees payable hereunder, including the maturity date of the Loan or (c) permit the Company to assign any of its rights or obligations hereunder. The Company hereby consents to any participation, sale, assignment, transfer or other disposition which complies with applicable state and federal securities laws, at any time or times hereafter, of this Agreement and any of the other Transaction Documents, or of any portion hereof or thereof, including, without limitation, Stratford's rights, title, interests, remedies, powers, and duties hereunder or thereunder.

         SECTION 13.5. Survival. All representations, warranties and covenants made by the Company herein or in any certificate or other instrument delivered by it or in its behalf under the Transaction Documents shall be considered to have been relied upon by Stratford and shall survive the delivery to Stratford of such Transaction Documents or the extension of the Loan (or any part thereof), regardless of any investigation made by or on behalf of Stratford.

         SECTION 13.6. Limitation on Interest. Regardless of any provision contained in the Transaction Documents, Stratford shall never be entitled to receive, collect, or apply, as interest on the Loan, any amount in excess of the Maximum Lawful Rate, and in the event Stratford ever receives, collects or applies as interest any such excess, such amount which would be deemed excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such; and if the Loan is paid in full, any remaining excess shall promptly be paid to the Company. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Lawful Rate, the Company and Stratford shall, to the extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest,
(b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate and spread, in equal parts, the total amount of the interest throughout the entire contemplated term of the Notes, so that the interest rate is the Maximum Lawful Rate throughout the entire term of the Notes; provided, however, that if the unpaid principal balance thereof is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Lawful Rate, Stratford shall refund to the Company the amount of such excess and, in such event, Stratford shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Lawful Rate.

         SECTION 13.7. Fair Market Value of Note and Warrants. The Company and Stratford hereby agree that for purposes of IRC Treasury Regulations Section 1.1273-2(h), (a) the "issue price" of the investment unit consisting of the Note and the Warrants is $7,000,000, (b) the fair market value of the Note is $6,900,000 and (c) the fair market value of the Warrants is $100,000. The Company and Stratford agree to use the foregoing issue price and fair market values for U.S. federal tax purposes with respect to the transactions contemplated by this Agreement (unless otherwise required by a final determination by the Internal Revenue Service or a court of competent jurisdiction or applicable law).

         SECTION 13.8. Invalid Provisions. If any provision of the Transaction Documents is held to be illegal, invalid, or unenforceable under present or future laws effective during the term thereof, such provision shall be fully severable, the Transaction Documents shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of the Transaction Documents a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

         SECTION 13.9. Successors and Assigns. (a) This Agreement and each Transaction Document binds and inures to the parties to it, any intended beneficiary of it, and each of their respective successors and permitted assigns. The Company shall not assign or transfer any rights or obligations under this Agreement or any Transaction Document without first obtaining all Noteholders' and Warrant Holders' consent, and any purported assignment or transfer without all Noteholders' and Warrant Holders' consent is void. No Noteholder may transfer, pledge, assign, sell any participation in, or otherwise encumber the Note held by it or any amounts payable in respect of the Loan except as permitted by clauses (b) or (c) below.

                  (b) Any Noteholder may (subject to the provisions of this section, in accordance with applicable law, in the ordinary course of its business, and at any time) sell to one or more Persons (each a "Participant") participating interests in its Note or amounts payable to it in respect of the Loan. The selling Noteholder remains a "Noteholder" under the Transaction Documents, the Participant does not become a "Noteholder" under this Agreement and the Transaction Documents, and the selling Noteholder's obligations under this Agreement and the Transaction Documents remain unchanged. The selling Noteholder remains solely responsible for the performance of its obligations and remains the holder of its share of the outstanding Loan for all purposes under this Agreement and the Transaction Documents. The Company shall continue to deal solely and directly with the selling Noteholder in connection with that Noteholder's rights and obligations under this Agreement and the Transaction Documents, and each Noteholder must retain the sole right and responsibility to enforce due obligations of the Company. Participants have no rights under this Agreement and the Transaction Documents except certain voting rights as provided below. No Noteholder may sell any participating interest under which the Participant has any rights to approve any amendment, modification, or waiver of this Agreement or any Transaction Document except as to matters requiring the approval of all Noteholders as set forth in Section 13.4 hereof.

                  (c) Each Noteholder may also assign to one or more assignees (each an "Assignee") all or any part of its Note and amounts payable to it in respect of the Loan and all related rights and obligations under this Agreement and the Transaction Documents so long as (i) the assignor Noteholder and Assignee execute and deliver to the Company an assignment and assumption agreement in substantially the form of Exhibit D (an "Assignment and Assumption Agreement"); and (i) the conditions for that assignment set forth in the applicable Assignment and Assumption Agreement are satisfied. From and after the Effective Date stated in the Assignment and Assumption Agreement (i) the Assignee automatically becomes a party to this Agreement and, to the extent provided in that Assignment and Assumption Agreement, has the rights and obligations of a Noteholder under this Agreement and the Transaction Documents;
(ii) the Company shall execute and deliver to the assignor Noteholder and the transfer, and (iii) upon delivery of the Notes under clause (ii) preceding, the assignor Noteholder shall return to the Company all Notes previously delivered to that Noteholder under this Agreement.

                  (d) Notwithstanding anything else contained in this Section 13.09, unless and until an Event of Default shall have occurred, (a) no Noteholder shall effect any assignment of any interest in its Note or the principal of the Loan in an amount less than $500,000, and (b) Stratford and Stratford Affiliates shall at all times hold at least 5/7th's of the outstanding principal amount of the Loan.

         SECTION 13.10. Governing Law. (A) THIS AGREEMENT, THE NOTE, AND THE OTHER TRANSACTION DOCUMENTS HAVE BEEN DRAFTED SUBSTANTIALLY IN THE STATE OF TEXAS. THE EMPLOYEES OF STRATFORD WITH PRIMARY RESPONSIBILITY FOR UNDERWRITING AND ADMINISTRATING THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT ARE EMPLOYED AT STRATFORD'S OFFICE IN DALLAS, TEXAS. THE TERMS OF THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY HAVE BEEN NEGOTIATED IN SUBSTANTIAL PART IN THE STATE OF TEXAS. THE PRINCIPAL PLACE OF BUSINESS OF THE COMPANY IS IN THE STATE OF GEORGIA. THIS DOCUMENT WAS EXECUTED AND DELIVERED IN THE STATE OF GEORGIA. EXCEPT AS EXPRESSLY PROVIDED IN CLAUSE (B) OF THIS SECTION 13.10, THIS AGREEMENT, THE NOTE AND THE OTHER TRANSACTION DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA.

         (B) NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, THE MAXIMUM LAWFUL RATE, AND ANY QUESTIONS OR ISSUE WITH RESPECT TO WHETHER INTEREST, FEES AND OTHER CONSIDERATION CHARGED, CONTRACTED FOR OR RECEIVED BY STRATFORD HEREUNDER OR UNDER ANY OF THE OTHER TRANSACTION DOCUMENTS EXCEEDS THE MAXIMUM LAWFUL RATE SHALL BE GOVERNED BY THE LAWS, OTHER THAN THE CONFLICTS OF LAWS THEREOF, OF THE STATE OF GEORGIA.

         SECTION 13.11. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when Stratford shall have received counterparts hereof signed by all of the parties hereto.

         SECTION 13.12. No Third Party Beneficiaries. It is expressly intended that there shall be no third party beneficiaries of the covenants, agreements, representations or warranties herein contained other than transferees or assignees of all or any part of Stratford's interest hereunder.

         SECTION 13.13. FINAL AGREEMENT. THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS COLLECTIVELY REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         SECTION 13.14. WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES TRIAL BY JURY IN ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

         SECTION 13.15. CONSENT TO JURISDICTION/VENUE. Any suit, action or proceeding brought by Stratford with respect to this Agreement or any of the other Transaction Documents may be brought in the courts of the State of Texas, County of Dallas, or in the Federal courts located in the Northern District of Texas, as Stratford may select in its sole discretion. The Company hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. The Company hereby irrevocably waives any objections which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Transaction Document brought in the courts located in the State of Texas, County of Dallas, and hereby waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers on the day and year first above written.

COMPANY:

E HOLDINGS, INC.                             Address for Notice:

                                             One Buckhead Plaza
                                             3060 Peachtree Road, N.W.
By:      /s/ S. Bostic                       Suite 1420
   -------------------------------           Atlanta, Georgia  30305
         R. Steven Bostic,                   Fax No. (404) 264-8949
         Chief Executive Officer             Attn: R. Steven Bostic

STRATFORD:

STRATFORD CAPITAL PARTNERS, L.P.             Address for Notice:

By: Stratford Capital GP Associates, L.P.,
    its General Partner                      Stratford Capital Partners, L.P.
                                             200 Crescent Court, Suite 1600
By: Stratford Capital Corporation,           Fax No. (214) 740-7340
    its General Partner                      Attn: John Farmer


By:  /s/ John Farmer
   --------------------------------
     John Farmer,
     Managing Director

                                    EXHIBIT A

                           SUBORDINATE PROMISSORY NOTE

THE RIGHTS, TITLE AND INTERESTS OF ANY HOLDER OF THIS PROMISSORY NOTE ARE SECONDARY, SUBORDINATE AND INFERIOR TO THE RIGHTS, TITLE AND INTERESTS OF THE HOLDERS OF (A) THAT CERTAIN TERM NOTE IN THE STATED PRINCIPAL AMOUNT OF $21,000,000 DATED OCTOBER 8, 1996, EXECUTED BY E HOLDINGS, INC., PAYABLE TO THE ORDER OF NATIONSBANK, N.A. (SOUTH), (B) THAT CERTAIN LA TERM NOTE IN THE STATED PRINCIPAL AMOUNT OF $500,000 DATED OCTOBER 8, 1996, EXECUTED BY E HOLDINGS, INC., PAYABLE TO THE ORDER OF NATIONSBANK, N.A. (SOUTH), (C) THAT CERTAIN REVOLVING NOTE IN THE STATED PRINCIPAL AMOUNT OF $2,500,000 DATED OCTOBER 8, 1996, EXECUTED BY E HOLDINGS, INC., PAYABLE TO THE ORDER OF NATIONSBANK, N.A. (SOUTH), AND (D) THAT CERTAIN LETTER OF CREDIT FACILITY DATED OCTOBER 8, 1996, BY AND BETWEEN E HOLDINGS, INC. AND NATIONSBANK, N.A. (SOUTH), AS EACH OF THE FOREGOING MAY BE MODIFIED, AMENDED, RENEWED, EXTENDED, RESTATED OR REPLACED FROM TIME TO TIME.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO A VALID EXEMPTION COVERING SUCH TRANSFER.


$7,000,000.00                    Dallas, Texas                  __________, 19__


         FOR VALUE RECEIVED, the undersigned E Holdings, Inc. a Georgia corporation ("Maker") hereby promises to pay to the order of ____________________________________________________ ("Payee"), not later than
2:00 P.M. (Dallas, Texas time), on the date when due, in Federal or other funds immediately available in Dallas, Texas, at Payee's offices at 200 Crescent Court, Suite 1600, Dallas, Texas 75201, or such other address in Dallas, Texas, given to Maker by Payee, the principal sum of __________________________________ DOLLARS ($____________), together with interest, as hereinafter described. Whenever any payment of principal of, or interest on, this Note shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

         This Note has been executed and delivered pursuant to, and is subject to and governed by, the terms of that certain Subordinate Loan and Warrant Purchase Agreement dated as of October 8, 1996, by and between Maker and Stratford Capital Partners, L.P., a Texas limited partnership (the "Agreement"). This Note is one of the "Notes" referred to in the Agreement. Unless otherwise defined herein or unless the context hereof otherwise requires, each term used herein with its initial letter capitalized has the meaning given to such term in the Agreement.

         Maker promises to pay interest on the outstanding principal balance hereof, prior to the occurrence of an Event of Default, at a rate per annum equal to the lesser of (a) the Fixed Rate or (b) the Maximum Lawful Rate, in Federal or other funds immediately available in Dallas, Texas, at the offices of Payee above referenced, as it accrues commencing on December 31, 1996, and continuing on the last day of each March, June, September and December thereafter until the maturity date. Interest shall be computed on the Loan on the basis of the number of actual days elapsed, assuming that each calendar year consisted of 360 days. The entire outstanding principal balance of this Note and all accrued but unpaid interest thereon shall be due and payable in full in a single installment on October 8, 2003.

         Upon and subject to the terms and conditions of the Agreement (including all provisions requiring the payment of prepayment penalties), Maker shall be entitled to prepay the principal of or interest on this Note from time to time and at any time, in whole or in part.

         Upon the occurrence and during the continuance of an Event of Default, and upon the conditions stated in the Agreement, the holder hereof may, at its option, declare the entire unpaid principal of and accrued interest on this Note immediately due and payable (provided that, upon the occurrence of certain Events of Default, and upon the conditions stated in the Agreement, such acceleration shall be automatic), without notice, demand, or presentment, all of which are hereby waived, and the holder hereof shall have the right to offset against this Note any sum or sums owed by the holder hereof to Maker. After the occurrence of an Event of Default, interest shall accrue on the outstanding principal balance of this Note and, to the extent permitted by applicable law, on accrued but unpaid interest, at the lesser of (a) the Default Rate or (b) the Maximum Lawful Rate.

         If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, Maker agrees to pay the court costs, reasonable attorneys' fees, and other costs of collection of the holder hereof.

         Maker, and each surety, endorser, guarantor, and other party ever liable for payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, protest, notice of protest and nonpayment, and notice of acceleration and the intention to accelerate, and agree that their liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

         THIS NOTE AND THE OTHER TRANSACTION DOCUMENTS COLLECTIVELY REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                    E HOLDINGS, INC.


                                    By:
                                    Its:
                                        ----------------------------------------

                                    EXHIBIT B

                                    GUARANTY

         This Guaranty (this "Guaranty") is executed and effective as of the ____ day of _______________, 1996, by ___________________, a ______ corporation
("Guarantor"), in favor of Stratford Capital Partners, L.P., a Texas limited partnership ("Stratford").

                                   WITNESSETH:

          WHEREAS, E Holdings, inc., a Georgia corporation ("Borrower"), and Stratford are parties to that certain Subordinate Loan and Warrant Purchase Agreement (the "Loan Agreement") dated as of August __, 1996, pursuant to which Stratford has agreed to make a subordinate loan in the amount of $7,000,000 to Borrower (unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Loan Agreement); and

         WHEREAS, Stratford required, as a condition to making the Loan under the Loan Agreement, that Guarantor execute and deliver this Guaranty; and

         WHEREAS, Guarantor has determined that valuable benefits will be derived by it as a result of the Loan Agreement and the Loan to be made by Stratford thereunder; and

         WHEREAS, Guarantor has further determined that the benefits accruing to it from the Loan Agreement exceed Guarantor's anticipated liability under this Guaranty.

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Guarantor hereby covenants and agrees as follows:

         1. Guarantor hereby absolutely and unconditionally guarantees the prompt, complete and full payment when due, no matter how such shall become due, of the Obligations, and further guarantees that Borrower will properly and timely perform the Obligations. Notwithstanding any contrary provision in this Guaranty, however, Guarantor's maximum liability under this Guaranty is limited, to the extent, if any, required so that its liability is not subject to avoidance under applicable Debtor Relief Laws (as such term is defined in Paragraph 8 hereof). Further, the rights and remedies of Stratford (or other holder of this Guaranty) and the obligations of Guarantor hereunder are subject to the terms of that certain Subordination Agreement dated as of October 8, 1996, by and among the Borrower, Stratford and NationsBank, N.A. (South).

         2. If Guarantor is or becomes liable for any indebtedness owing by Borrower to Stratford by endorsement or otherwise than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of Stratford hereunder shall be cumulative of any and all other rights that Stratford may ever have against Guarantor. The exercise by Stratford of any right or remedy hereunder or under any other instrument, at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

         3. In the event of default by Borrower in payment of the Obligations, or any part thereof, when the Obligations become due, either by their terms or as the result of the exercise of any power to accelerate, Guarantor shall, on demand, and without further notice of dishonor and without any notice having been given to Guarantor previous to such demand of the acceptance by Stratford of this Guaranty, and without any notice having been given to such Guarantor previous to such demand of the creating or incurring of the Obligations, pay the amount due thereon to Stratford at the Stratford's office as set forth in the Loan Agreement, and it shall not be necessary for Stratford, in order to enforce such payment by Guarantor, first, to institute suit or exhaust its remedies against Borrower or others liable on the Obligations, to have Borrower joined with Guarantor in any suit brought under this Guaranty or to enforce its rights against any security which shall ever have been given to secure such indebtedness; provided, however, that in the event Stratford elects to enforce and/or exercise any remedies it may possess with respect to any security for the Obligations prior to demanding payment from Guarantor, Guarantor shall nevertheless be obligated hereunder for any and all sums still owing Stratford on the Obligations and not repaid or recovered incident to the exercise of such remedies.

         4. Notice to Guarantor of the acceptance of this Guaranty and of the making, renewing or assignment of the Obligations and each item thereof, are hereby expressly waived by Guarantor.

         5. Each payment on the Obligations shall be deemed to have been made by Borrower unless express written notice is given to Stratford at the time of such payment that such payment is made by Guarantor as specified in such notice.

         6. If all or any part of the Obligations at any time are secured, Guarantor agrees that Stratford may at any time and from time to time, at its discretion and with or without valuable consideration, allow substitution or withdrawal of collateral or other security and release collateral or other security or compromise or settle any amount due or owing under the Loan Agreement or amend or modify in whole or in part the Loan Agreement or any Transaction Document executed in connection with same without impairing or diminishing the obligations of Guarantor hereunder. Guarantor further agrees that if Borrower executes in favor of Stratford any collateral agreement, mortgage or other security instrument, the exercise by Stratford of any right or remedy thereby conferred on Stratford shall be wholly discretionary with Stratford, and that the exercise or failure to exercise any such right or remedy shall in no way impair or diminish the obligation of Guarantor hereunder. Guarantor further agrees that Stratford shall not be liable for its failure to use diligence in the collection of the Obligations or in preserving the liability of any person liable for the Obligations, and Guarantor hereby waives presentment for payment, notice of nonpayment, protest and notice thereof (including, notice of acceleration), and diligence in bringing suits against any Person liable on the Obligations, or any part thereof

         7. Guarantor agrees that Stratford, in its discretion, may (i) bring suit against all guarantors (including, without limitation, Guarantor hereunder) of the Obligations jointly and severally or against any one or more of them,
(ii) compound or settle with any one or more of such guarantors for such consideration as Stratford may deem proper, and (iii) release one or more of such guarantors from liability hereunder, and that no such action shall impair the rights of Stratford to collect the Obligations (or the unpaid balance thereof) from other such guarantors of the Obligations, or any of them, not so sued, settled with or released. Guarantor agrees, however, that nothing contained in this paragraph, and no action by

Stratford permitted under this paragraph, shall in any way affect or impair the rights or obligations of such guarantors among themselves.

          8. Guarantor represents and warrants to Stratford that (i) Guarantor is a corporation duly organized and validly existing under the laws of the State of ______________; (ii) Guarantor possesses all requisite authority and power to authorize, execute, deliver and comply with the terms of this Guaranty; this Guaranty has been duly authorized and approved by all necessary action on the part of Guarantor and constitutes a valid and binding obligation of Guarantor enforceable in accordance with its terms, except as the enforcement thereof may be limited by applicable Debtor Relief Laws; and no approval or consent of any court or governmental is required for the authorization, execution, delivery or compliance with this Guaranty which has not been obtained (and copies thereof delivered to Stratford); and (iii) Guarantor is neither involved in, nor aware of the threat of, any litigation or proceeding which, in the event of an outcome unfavorable to Guarantor, could have a material adverse effect on the financial position, business operations, or prospects of Guarantor, nor are there any outstanding or unpaid judgments against Guarantor. As used in this Paragraph 8, "Debtor Relief Laws" means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

          9. Guarantor covenants and agrees that until the Obligations are paid and performed in full, except as otherwise provided in the Loan Agreement or unless Stratford gives its prior written consent to any deviation therefrom, it will (i) at all times maintain its existence and authority to transact business in any State where Guarantor has assets and operations; and (ii) promptly deliver to Stratford such information respecting its business affairs, assets and liabilities as Stratford may reasonably request. The failure of Guarantor to comply with the terms of this paragraph shall be a Default under the Loan Agreement.

          10. This Guaranty is for the benefit of the Stratford, its successors and assigns, and in the event of an assignment by Stratford (or its successors or assigns) of the Obligations, or any part thereof, the rights and benefits hereunder, to the extent applicable to the Obligations so assigned, may be transferred with the Obligations. Subject to the preceding paragraph hereof, this Guaranty is binding, not only on Guarantor, but on the legal representatives, successors and assigns of Guarantor.

          11. No modification, consent, amendment or waiver of any provision of this Guaranty, nor consent to any departure by Guarantor therefrom, shall be effective unless the same shall be in writing and signed by Stratford, and then shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Guarantor in any case shall, of itself, entitle Guarantor to any other or further notice or demand in similar or other circumstances. No delay or omission by Stratford in exercising any power or right hereunder shall impair any such right or power or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such power preclude other or further exercise thereof, or the exercise of any other right or power hereunder. All rights and remedies of Stratford hereunder are cumulative of each other and of every other right or remedy which Stratford may otherwise have at law or in equity or under any other contract or document, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

          12. No provision herein or in any promissory note, instrument or any other Transaction Document executed by Borrower or Guarantor evidencing the Obligations shall require the payment or permit the collection of interest in excess of the Maximum Lawful Rate. If any excess of interest in such respect is provided for herein or in any such promissory note, instrument, or any other Transaction Document, the provisions of this paragraph shall govern, and neither Borrower nor Guarantor shall be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Lawful Rate. The intention of the parties being to conform strictly to any applicable federal or state usury laws now in force, all promissory notes, instruments and other Transaction Documents executed by Borrower or Guarantor evidencing the Obligations shall be held subject to reduction to the amount allowed under said usury laws as now or hereafter construed by the courts having jurisdiction.

          13. If Guarantor should breach or fail to perform any provision of this Guaranty, Guarantor agrees to pay Stratford all costs and expenses (including court costs and reasonable attorneys fees) incurred by Stratford in the enforcement hereof.

          14. The liability of Guarantor under this Guaranty shall in no manner be impaired, affected or released by the insolvency, bankruptcy, making of an assignment for the benefit of creditors, arrangement, compensation, composition or readjustment of Borrower, or any proceedings affecting the status, existence or assets of Borrower or other similar proceedings instituted by or against Borrower and affecting the assets of Borrower.

          15. Guarantor hereby subordinates and makes inferior any and all indebtedness now or at any time hereafter owed by Borrower to Guarantor to the Obligations evidenced by the Loan Agreement and agrees after the occurrence of a Default under the Loan Agreement not to permit Borrower to repay, or to accept payment from Borrower of, such indebtedness or any part thereof without the prior written consent of Stratford.

          16. Guarantor hereby waives any and all rights of subrogation to which Guarantor may otherwise be entitled against Borrower as a result of any payment made by Guarantor pursuant to this Guaranty.

          17. As of the date hereof the fair salable value of the property of Guarantor is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of Guarantor, and Guarantor is able to pay all of its liabilities as such liabilities mature and Guarantor does not have unreasonably small capital within the meaning of Section 548, Title 11, United States Code, as amended. In computing the amount of contingent or liquidated liabilities, such liabilities have been computed at the amount which, in light of all the facts and circumstances existing as of the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability.

          18. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable, such provision shall be fully severable; this Guaranty shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Guaranty a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

          19. (a) Except to the extent required for the exercise of the remedies provided in the other security instruments, Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of any Texas state or federal court over any action or proceeding arising out of or relating to this Guaranty or any other Transaction Document, and Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Texas state or federal court. Guarantor hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any litigation or proceeding arising out of or in connection with this Guaranty or any of the Transaction Documents brought in district courts of Dallas County, Texas, or in the United States District Court for the Northern District of Texas, Dallas Division. Guarantor hereby irrevocably waives any claim that any litigation or proceeding brought in any such court has been brought in an inconvenient forum. Guarantor hereby agrees to designate and maintain an agent for service of process in Dallas, Texas in connection with any such litigation or proceeding and to deliver to Stratford evidence thereof Guarantor hereby irrevocably consents to the service of process out of any of the aforementioned courts in any such litigation or proceeding by the mailing of copies thereof by certified mail, return receipt requested, postage prepaid, to Guarantor, c/o E Holdings, Inc., One Buckhead Plaza, Suite 1420, 3060 Peachtree Road, N.W. Atlanta, Georgia 30205. Guarantor irrevocably agrees that any legal proceeding against Stratford shall be brought in the district courts of Dallas County, Texas, or in the United States District Court for the Northern District of Texas, Dallas Division. Nothing herein shall affect the right of Stratford to commence legal proceedings or otherwise proceed against Guarantor in any jurisdiction or to serve process in any manner permitted by applicable law.

               (b) Nothing in this Paragraph 19 shall affect any right of the Stratford to serve legal process in any other manner permitted by law or affect the right of Stratford to bring any action or proceeding against Guarantor either jointly or severally in the courts of any other jurisdictions.

               (c) To the extent that Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Guaranty and the other Transaction Documents.

          20. THIS GUARANTY AND THE TRANSACTION DOCUMENTS COLLECTIVELY REPRESENT THE FINAL AGREEMENT BY AND AMONG STRATFORD, BORROWER AND THE GUARANTOR AND MAY. NOT. BE CONTRADICTED BY EVIDENCE. OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF STRATFORD AND THE GUARANTOR. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN STRATFORD AND THE GUARANTOR.

         21. GUARANTOR" FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, AND STRATFORD HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ITS RIGHT TO A JURY TRIAL, IN ANY LITIGATION ARISING OUT OF OR IN

CONNECTION WITH THIS GUARANTY OR ANY OF THE OTHER TRANSACTION DOCUMENTS.

         22. (A) THIS GUARANTY AND THE OTHER TRANSACTION DOCUMENTS HAVE BEEN DRAFTED SUBSTANTIALLY IN THE STATE OF TEXAS. THE EMPLOYEES OF STRATFORD WITH PRIMARY RESPONSIBILITY FOR UNDERWRITING AND ADMINISTRATING THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTY AND THE OTHER TRANSACTION DOCUMENTS ARE EMPLOYED AT STRATFORD'S OFFICE IN DALLAS, TEXAS. THE TERMS OF THIS GUARANTY AND THE OTHER TRANSACTION DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY HAVE BEEN NEGOTIATED IN SUBSTANTIAL PART IN THE STATE OF TEXAS. THE PRINCIPAL PLACE OF BUSINESS OF BORROWER AND [GUARANTOR] IS IN THE STATE OF GEORGIA. THIS DOCUMENT WAS EXECUTED AND DELIVERED IN THE STATE OF GEORGIA. EXCEPT AS EXPRESSLY PROVIDED IN CLAUSE (B) OF THIS PARAGRAPH 22, THIS GUARANTY AND THE OTHER TRANSACTION DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA.

         (B) NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, THE MAXIMUM LAWFUL RATE, AND ANY QUESTIONS OR ISSUE WITH RESPECT TO WHETHER INTEREST, FEES AND OTHER CONSIDERATION CHARGED, CONTRACTED FOR OR RECEIVED BY STRATFORD UNDER THIS GUARANTY, THE LOAN AGREEMENT OR UNDER ANY OF THE OTHER TRANSACTION DOCUMENTS EXCEEDS THE MAXIMUM LAWFUL RATE SHALL BE GOVERNED BY THE LAWS, OTHER THAN THE CONFLICTS OF LAWS THEREOF, OF THE STATE OF GEORGIA.

     EXECUTED as of the date first above written.

                                        GUARANTOR

                                        ---------------------

                                        By:
                                           -----------------------------------

                                        Its:
                                            ----------------------------------







FINANCIAL REPORT CERTIFICATE

                                    EXHIBIT C

                           FORM OF WARRANT CERTIFICATE

THE OFFER AND SALE OF THE WARRANTS EVIDENCED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON AN EXERCISE OF SUCH WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SALE OR TRANSFER OR THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT. THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON AN EXERCISE OF SUCH WARRANTS ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS, CERTAIN VOTING AGREEMENTS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A SHAREHOLDERS AGREEMENT AMONG THE COMPANY, CERTAIN SHAREHOLDERS AND CERTAIN INVESTORS, DATED AS OF OCTOBER 8, 1996, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS.


No. W-1                                                         _______ Warrants

                               WARRANT CERTIFICATE

         This Warrant Certificate ("Warrant Certificate") certifies that ______________________________, a __________________ ("______________"), or
registered assigns, is the registered holder of ( ) Warrants ("Warrants") to purchase Class A Common Stock of E Holdings, Inc., a Georgia corporation (the "Company"). Each Warrant entitles the holder, subject to the conditions set forth herein and in the Subordinate Loan and Warrant Purchase Agreement referred to below, to purchase from the Company before 5:00 P.M., Dallas, Texas time, five years following the repayment in full of the Note (as defined in the Subordinate Loan and Warrant Purchase Agreement) (the "Expiration Date"), one fully paid and nonassessable share of the Common Stock of the Company (the "Warrant Shares") at a price (the "Warrant Exercise Price") of $.01 per Warrant Share, subject to adjustment as provided in Section 9.3 of the Subordinate Loan and Warrant Purchase Agreement, payable in lawful money of the United States of America (or, subject to the terms of Section 9.2 of the Subordinate Loan and Warrant Purchase Agreement, by offsetting the principal balance of the Note), upon surrender of this Warrant Certificate, execution of the form of Election to Purchase on the reverse hereof, and payment of the Warrant Exercise Price (in lawful money of the United States of America or by offsetting the principal balance of the Note, as applicable) to the Company, at its offices located at One Buckhead Plaza, 3060 Peachtree Road, N.W., Suite 1400, Atlanta, Georgia 30305, or at such other address as the Company may specify in writing to the registered holder of the Warrants evidenced hereby (the "Warrant Office"). The Warrant Exercise Price and number of Warrant Shares purchasable upon exercise of the Warrants are subject to adjustment prior to the Expiration Date upon the occurrence of certain events as set forth in Section 9.3 of the Subordinate Loan and Warrant Purchase Agreement.

         No Warrant may be exercised after 5:00 P.M., Dallas, Texas time, on the Expiration Date, except as provided in Section 9.5 of the Subordinate Loan and Warrant Purchase Agreement, all rights of the registered holders of the Warrants shall cease after 5:00 P.M., Dallas, Texas time, on such date.

         The Company may deem and treat the registered holder(s) of the Warrants evidenced hereby as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         Warrant Certificates, when surrendered at the office of the Company at the above-mentioned address by the registered holder hereof in person or by a legal representative duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Subordinate Loan and Warrant Purchase Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

         Upon due presentment for registration of transfer of this Warrant Certificate at the office of the Company at the above-mentioned address and subject to the conditions set forth on this Certificate and in Section 9.7 of the Subordinate Loan and Warrant Purchase Agreement, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued in exchange for this Warrant Certificate to the transferee(s) and, if less than all the Warrants evidenced hereby are to be transferred, to the registered holder hereof, subject to the limitations provided in the Subordinate Loan and Warrant Purchase Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

         This Warrant Certificate is one of the Warrant Certificates referred to in the Subordinate Loan and Warrant Purchase Agreement, dated as of October 8, 1996, between the Company and Stratford Capital Partners, L.P., a Texas limited partnership. Said Subordinate Loan and Warrant Purchase Agreement is hereby incorporated by referenced in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its duly authorized officers and has caused its corporate seal to be affixed hereunto.


                                        E HOLDINGS, INC.


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

                          FORM OF ELECTION TO PURCHASE

                    (To be executed upon exercise of Warrant)

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ______ Warrant Shares and herewith tenders payment for such Warrant Shares to the order of the Company in the amount of $_______ in accordance with the terms hereof, or represents and warrants to the Company that the undersigned is the legal and beneficial owner of the Note and hereby advises the Company that on the date hereof the undersigned has offset the principal balance of the Note in the amount of $__________ in payment for the Warrant Shares. The undersigned requests that a certificate for such Warrant Shares be registered in the name of ___________ whose address is ________ _____________ and that such certificate be delivered to __________ whose address is ____________________. If said number of Warrant Shares is less than all of the Warrant Shares purchased hereunder, the undersigned requests that a new Warrant Certificate be registered in the name of ______________ whose address is ______________ and that such Warrant Certificate is to be delivered to _______________ whose address is __________________.



                                    Signature:
                                              ----------------------------------
                                    (Signature must conform in all respects to name as specified on the face of the Warrant Certificate.)


Date:
     -----------------

                                   EXHIBIT D

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

       THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is dated _____,199_, between _______________________ ("Assignor") and ___________________
("Assignee").

       BACKGROUND.

       A. Reference is made to that certain Subordinate Loan and Warrant Purchase Agreement dated as of October 8, 1996 (as it may hereafter be amended or otherwise modified from time to time, being referred to as the "Loan Agreement") between E Holdings, Inc., a Georgia corporation (the "Company") and Stratford Capital Partners, L.P., a Texas limited partnership. Unless otherwise defined, terms are used herein as defined in the Loan Agreement.

       B.     This Agreement is made with reference to the following facts:

              (i) Assignor is a Note Holder under and as defined in the Loan Agreement and, as such, presently holds a percentage of the rights and obligations of the Note Holders under the Loan Agreement.

              (ii) As of the date hereof, the outstanding principal balance of the Note held by the Assignor is $_______________.

              (iii) On the terms and conditions set forth below, Assignor desires to sell and assign to Assignee, and Assignee desires to purchase and assume from Assignor, as of the Effective Date (as defined below) $________ of the outstanding principal balance of the Note (the "Assigned Amount").

       AGREEMENT.

       NOW, THEREFORE, Assignor and Assignee hereby agree as follows:

       1. By this Agreement, and effective as of___________, 199_, Assignor hereby sells and assigns to Assignee, without recourse and, except as provided in paragraph 2 of this Agreement, without representation and warranty, and Assignee hereby purchases and assumes from Assignor, Assignor's rights and obligations under the Loan Agreement with respect to the Loan, to the extent of the Assigned Amount.

         2. Assignor (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement, any other Transaction Document or any other instrument or document furnished pursuant thereto, or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other Transaction Document or any other instrument or document furnished pursuant thereto; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any Person or the performance or observance by the Company or any Person of any of its obligations under the

Loan Agreement and the Transaction Documents or any other instrument or document furnished pursuant thereto.

         3. Assignee (a) confirms that it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered to Assignor pursuant to Section 6.1 of the Loan Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (b) agrees that it will, independently and without reliance upon Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement and the other Transaction Documents; and (c) specifies, as its address for notice, the office set forth beneath its name on the signature pages hereof.

         4. The Company acknowledges its obligations under the Loan Agreement, and agrees, within five (5) domestic Business Days after receiving an executed copy of this Agreement to execute and deliver to the Assignor, in exchange for the Notes originally delivered to Assignor, new Notes to the order of Assignor and Assignee in amounts equal to their respective outstanding principal balances of their Notes.

         5. As of the Effective Date, (a) Assignee shall be a party to the Loan Agreement and, to the extent provided in this Agreement, have the rights and obligations of a Note Holder thereunder, (b) Assignor shall, to the extent provided in this Agreement, relinquish its rights and be released from its obligations under the Loan Agreement and other Transaction Documents, and (c) the outstanding principal balance of Assignor's Note shall be $_______, and the outstanding principal balance of the Assignee's Note shall be $_______________.

         6. From and after the Effective Date, the Company shall make all payments under the Loan Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, fees and other amounts with respect thereto) to Assignee. Assignor and Assignee shall make all appropriate adjustments in payments under the Loan Agreement for periods prior to the Effective Date directly between themselves.

         7. This Agreement shall not become effective until (a) counterparts of this Agreement are executed and delivered by Assignor and Assignee to the Company and (b) the Company shall execute such counterparts.

         8. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without reference to principles of conflict of laws.

                                        ASSIGNOR:


                                        --------------------------------------


                                        By:
                                           -----------------------------------
                                        Name:
                                             ---------------------------------
                                        Its:
                                             ---------------------------------

                                        ASSIGNEE:
Address for Notice:


--------------------------------        --------------------------------------
--------------------------------
--------------------------------
--------------------------------
Attn:                                   By:
     ---------------------------           -----------------------------------
Tel:                                    Name:
     ---------------------------             ---------------------------------
Fax:                                    Its:
     ---------------------------             ---------------------------------


COMPANY:


Accepted and approved this ___ day

of ________________________, 199_:



E HOLDINGS, INC.


By:
   ---------------------------------
     R. Steven Bostic,
     Chief Executive Officer

















                                       -3-